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Exhibit 10.11

AGREEMENT

Arranged and signed in Haifa on the    day of February, 2005

BETWEEN

MATA"M—Haifa Advanced Technology Center Ltd.

("The Company", "MATA"M")                             On one side;

AND

ZORAN MICORELECTRONICS Ltd.

("The Renter")                             On the other side;

Since	The Company has rights on the land at the Advanced Technology Center in Haifa ("The Center") known as lot 89 in block 10730 ("The Land"), as marked in red perimtrical line on the parking and building location plan Annex "K";
And since
The renter wishes to rent from MATA"M the building (as defined hereunder) that will be built on the land according to the location marked in annex "K" and which will serve in the course of the tenancy period for conducting the Renter's business as detailed in this contract;
And since
The Company is interested in renting to the Renter and the Renter is interested to rent from the Company within unprotected rental the rented object as defined in the technical specification and in the conceptual design, enclosed hereto as Annexes "A" and "B", respectively, to the agreement and constitute an integral part of the same;

        Therefore it has been declared and agreed by the parties as follows:

1.
Interpretation

(a)
With no prejudice to the other definitions contained in this contract the following terms will be interpreted as follows:

"The rented object"	—	The area that will be rented to the Renter, including both the building, as defined hereunder, and the parking lot, as defined hereunder.
"The building"	—
The building due to be built on the land with a gross area of 8,400 sq.m., and which includes five stories, top roof level that includes engine rooms, rooms and technical spaces, staircases, waste room, etc.
"The parking lot"	—
100 marked parking spaces, paved and unroofed that will be rented to the Renter, according to paragraph 12(d) hereunder, as marked in the parking and building location plan enclosed hereto as Annex "K" to this agreement. To avoid any doubt, the parking lot constitutes an integral part of the rented object, for any purpose and issue.
"The tenancy period"	—	The period defined in paragraph 7(a) hereunder including the shortened or extended tenancy period as result of any prescription of this agreement and/or as result of any law.

"Contractual delivery day"/"Contractual delivery time"	—	The time set for the beginning of the tenancy period as per paragraph 6(a)(1) or an earlier or later time according to the prescriptions of this contract.
"Actual delivery day"/"Actual delivery time"	—	The time when the rented object is actually put at the Renter's disposal. To avoid doubts, the count of the tenancy period will start at the time of actual delivery.
"Project manager"	—	Who has been designated by MATA"M to serve as the building's construction project manager.
"The architect"	—	Architect Ilan Eldar, chosen by MATA"M for designing the rented object, or any other architect designated by MATA"M.
"The Renter's representative"	—
Who has been designated by the Renter to serve as a representative on its behalf for all issues concerning the building's construction and as its point of contact between itself and the project manager.
"The detailed design"	—
Tender level drawings, including technical specifications, list of quantities (inventory), architectural drawings, construction and finish, civil engineering drawings, including the building systems' drawings including the electromechanical systems, electricity, air-conditioning, communication infrastructure, safety systems, elevators, etc. and including service and maintenance agreements' formulations for all the abovementioned systems, including detailed commercial conditions, to be attached as annexes to the engagement documents with the executing contractors.
"The Center's tenants"	—	Corporations that rent and/or lease areas in the Center (as defined above) and that receive services from the Service Company at the Center (as defined in paragraph 9 hereunder).
"Gross area"	—
The external contour of each and every storey, including stone paneling and screen walls and including all the technical roofed areas built on the roof and at any other storey, and including pits, safety rooms, staircases, elevators, etc., and excluding unroofed operation yards, gardening and development areas, access roads within the land and unroofed parking areas.

The gross area will be established at the end of the building's construction according to the "AS MADE" drawings submitted to the qualified authorities, but without prejudice to Zoran's right to claim against the text of those drawings.
"MATAM's companies"	—
The Company, the Gev-Yam Le-Karka'ot Company Ltd., Shata"m Haifa Ltd., the Haifa Economic Corporation Ltd., including mother companies, subsidiaries and related companies, as defined in the Securities Act.

  (b)
  The paragraphs' headings have been introduced for convenience only and they are not to be used for interpretation.

  (c)
  Every time an amount in US Dollars is mentioned in this contract, it is done for convenience only and it does not have legal validity, the sums nominated in US Dollars will be translated into NIS at the rate of 4.455 NIS for each 1 US Dollar.

2.
Introduction and Annexes

  The introduction and the annexes to this contract constitute an integral part of the same.

3.
Essence of the Deal

(a)
The Company hereby rents to the Renter and the Renter hereby rents from the Company the rented object for the amount and in the conditions as detailed in this contract.

(b)
The Company declares that it possesses the know-how, the experience, the material resources and the capability for building the rented object according to the time schedules set for that, and that it has conducted all the reasonable necessary verifications, to the best of its knowledge, including those with the pertinent authorities, to make sure that no essential difficulties are expected to come up, either with regard to building the rented object or to the time schedules established for that.

    The Renter declares that it has seen the location of the area on which the building is due to be built and found it compliant with its requirements and purposes, and that it hereby waives any claim for defect or impediment or inadequacy regarding the building's location on the abovementioned area.

    The Renter also declares that the technical specification and the conceptual design attached as annexes to this agreement and signed by the parties have been shown to and approved by it, and they are adequate and suit its necessities and the purpose of the rental according to this agreement.

  (c)
  The Renter declares that it is known to it that this contract grants it the rental right on the rented object only, and that the Company will be entitled, subject to the prescriptions and conditions of the law, to carry out construction work of additional buildings in the vicinity of the building, at its sole discretion, and the Renter hereby explicitly gives up any suit or claim in relation with that against the Company, as long as it does not constitute an essential offense or unreasonable disturbance to the conduct of the Renter's business at the rented object or the prevention of access to the rented object. As far as the above construction work is going to be done by the Company, the Company undertakes and declares that all reasonable precautions will be taken by it as necessary in order to enable the Renter reasonable use of the rented object for the rental's objective.

    Without limiting the generality of the above said and to avoid any doubt, it is hereby made clear that all construction rights in the building belong to the Company only.

  (d)
  The Renter declares that it has looked up the relevant Cities Building Plan (X/1273/X) and that the rental objective, at present and in the future, complies with the objective stated at the above mentioned plan.

  (e)
  The Renter knows that the validity of this agreement is subject to the approval of the Company's Board of Directors. Therefore, it is agreed by the parties that before the agreement is signed by the parties and as a condition for that signing, the approval of the Company's Board of Directors is given to the agreement's conditions and to its being signed by the Company.

4.
Construction of the Rented Object and Acceptance of the Rented Object

(a)
The building will be constructed by the Company according to the technical specification and the conceptual design, Annexes "A" and "B" and will have a gross area of 8,400 sq.m. The Company will also carry out all the development work showing at the building permit that will be granted.

(b)
The Company is responsible for obtaining on its account the licenses, authorizations and permits required and/or that will be required by law to build the rented object by itself or by whomever else on its behalf.

(c)
The Company declares and undertakes that the jobs carried out by it in the rented object will be of high level, befitting the MATA"M Park's character and that the building will be constructed by experienced and professional people professionals.

(d)
It is agreed that the Renter will not be liable toward the Company for any physical and/or capital damage of any kind and sort caused to any person and/or building as result and/or in relation with the building's construction. The Company will take care of an appropriate insurance to cover damages as mentioned above.

    In the case that the Renter is sued by a third party for a damage that the Company is liable for by this clause, then the Company will have to indemnify the Renter within 7 days from the day on which the Renter was required to pay said amount, for any amount that the Renter is obliged to pay the third party, following a final verdict of a Court of Law, with the addition of all the expenses incurred into by the Renter as result of the trial with the third party and without prejudice to the generality of the aforesaid, the principal, interest, linkage differentials, lawyer's fee, levies, trial expenses, added-value tax and other expenses of any kind originating at the suit.

    Indemnification of the Renter by the Company will be conditioned upon a notice issued to the Company regarding the proceedings against the Renter and also upon an opportunity given to the Company to defend itself against the claims raised within said proceedings.

  (e)
  Not later than 60 days from signing this agreement, the architect and the Company's team of consultants will prepare and submit to the Renter a detailed design, compliant with the technical specification and the conceptual design.

    Within 15 days from the receipt of the detailed design the Renter will check the detailed design including its compliance with the technical specification and with the conceptual design. If the Renter does not have any observation, The Renter will approve the detailed design in writing. If the Renter detects a deviation from the above, an/or requests a modification compatible with the above, the Renter will relay a detailed written list of the necessary modifications within the abovementioned time frame.

    In the case that the parties agree that a discrepancy between the technical specification and conceptual design, and the detail design has been found, or in the case that the requested modification is within the above, then the detailed design will be returned to the architect for correction and he will be required to do so as soon as possible. Immediately after correction the detailed design will be submitted again to the Renter for approval.

    If the parties do not reach an agreement regarding the necessary correction, the dispute will be submitted to the arbitration of the project manager on behalf of the Company and the Renter's representative. If they do not reach an agreement, the dispute will be submitted to the decision of both parties' general managers (hereafter: The Arbitration Mechanism").

    In the case that it is agreed and/or decided that the requested modification is not in the category of a discrepancy between the technical specification and conceptual design and the detailed design, or that it is not according to the above, the Renter will be entitled to make it in the framework of changes and additions as detailed hereunder.

    After the detailed design is approved by the parties as described above, it will be attached to the contract as Annex "C" and will constitute an integral part thereof.

    In the case that the detailed design is approved by the Renter, and after having approved it the Renter finds discrepancies between the detailed design and the technical specification and conceptual design, the Renter is entitled to demand from MATA"M the detail design's correction, as long as the Renter does so up to 7 days before the beginning of the actual execution of the item needing correction.

    The Renter will be prevented from issuing any claim and/or demand concerning deviations of the detailed design from the conceptual design and technical specification that are not submitted by the Renter until 7 days before the beginning of the actual execution of the item needing correction.

    After the detailed design has been approved, the architect and the different consultant hired by the Company will prepare the tender's documents, in accordance with the detail design that has been approved.

  (f)
  After the approval of the detailed design and throughout the execution of the project's jobs, all the details related to the execution of the jobs, such as the selection of items, etc., will be relayed to the Renter for approval. In the case that the Renter is requested by the project manager to approve the details concerning the job's execution as above said, the Renter undertakes to deliver its decision to the project manager within 15 days from his request.

    In order to enable the Renter to conduct an organized and orderly process of selection of items, the Company will establish at the site, as usual and on its account, at the finishing phase of the job, a prototype of an ordinary office. At the beginning of the jobs execution, the Company will place at the site a container with samples of the materials such as samples of paint sets, tilling, plastering, etc. In the case that the Renter delays its decision over the abovementioned 15 days, the Company is entitled to chose the items and approve the architect's choice and at the Company's discretion, so that in any case the actual delivery of the rented object to the Renter is not delayed.

  (g)
  The Renter, on its own or thru the project manager on behalf of the Renter, will be entitled to apply to MATA"M in writing requesting modifications and/or jobs in addition to those included in the technical specification and in the detailed design (Annexes "A", "B" and "C").

    In such case MATA"M will submit to the Renter a reasoned and detailed estimate of the cost of the amendments and modifications including the cost of design and consultants fee ("Cost-Estimate of Additions and Modifications") and will also inform the expected delay in the actual delivery, if such delay is expected, due to carrying out the additions and modifications.

    The estimate submitted to the Renter will be based, as far as feasible, on the unit prices contained in the agreement between the Company and the executing contractor. If the Renter requests a binding price-quotation for the additions and modifications, the Company will submit said quotation.

    The Renter will confirm to MATA"M in writing within 14 days that it will bear the cost of the additions and modifications as defined hereunder and that it is ready to accept the expected delay in delivery and in such a case MATA"M will carry out the additions and modifications, on the Renter's account, as detailed in the application. In the case of dissension, the measures contemplated by the arbitration mechanism set up in this agreement will be applied.

    It is hereby agreed that in the case of delay in the actual delivery as result of the Renter's request to make additions and modifications as described above, the parties will act as per paragraph 4(i) hereunder.

    It is hereby clarified that the estimate of the additions and modifications is only a valuation and it is not binding on MATA"M nor does it decrease from the Renter's commitment to full payment for the cost of the additions and modifications as defined hereunder.

    If the Renter does not approve introducing the additions within the above mentioned 14 days, MATA"M will complete the rented object according to the technical specification, the request for permit and the detailed design, and the Renter hereby desists from any claim against MATA"M due to that.

    It is agreed between the parties that a design modification that usually does not involve additional payment to the designer, will not be charged on the Renter as and additional design cost.

    It is hereby clarified that the Renter's request to introduce additions and modifications will compel the Renter to cover the cost of the additions and modifications to MATA"M as detailed hereunder in this paragraph and also all the costs of designing the additions and modifications (including, not limiting the generality of the above said, the consultants' fee). In order to make the additions and modifications MATAM will engage contractors and/or suppliers according to its procedures and at its discretion, in its usual engagement conditions for ordering jobs of this kind done for MATAM.

  (h)
  The Renter will pay MATAM the cost of the additions and modifications as follows:

    Based on the estimate on the introduction of the additions and modifications from MATA"M as stated hereunder and as a condition for the execution of the additions and modifications by MATA"M, the Renter will deposit at MATA"M an automatic, unconditional bank guarantee with the text attached hereto as Annex "H/1" to this agreement, for the amount of half the cost estimate of the additions and modifications with the addition of VAT as required by law. It is agreed that the abovementioned guarantee will be submitted only in the case that MATA"M's open balance to the contractors due to the additional jobs exceeds the amount of $100,000 in total and only for the open balance exceeding $100,000.

    Payment for the cost of introduction of the additions and modifications, as the case may be, will made in partial payments according to the advance of the additions and modifications actual execution against the contractor's approved invoices submitted for payment by MATA"M to the Renter. Each and every payment will be made by the Renter before and close to the time due for payment by MATA"M to the contractor.

    Upon and against the payment of the invoice for the additions and modifications, the Company will return to the Renter the bank guarantee deposited according to this paragraph, if deposited. To avoid any doubt, the Renter will not be entitled to deduct and/or set off any sum from the payment due for the additions and modifications.

    "Cost of introduction of additions and modifications"—signifies the amounts paid by MATA"M to the designers, consultants, contractors and suppliers as per the conditions of the agreements with them and according to the invoices they submit for an excess in quantity or quality relative to the technical specification, the conceptual design and the drawing ("garmoshka"), or any change requested after having completed the detailed design, presented to the Renter and approved by the Company, at the Renter's request, with the addition of management and inspection expenses at a rate of 6% of the invoices submitted by the consultants, the designers, the contractors and the suppliers, and any other direct expense related to or resulting from the introduction of the additions and the modifications except for financing expenses (distinguished from linkage and interest due in the case of payment delays).

    The cost of the additions and modifications will be linked according to the conditions agreed upon between MATA"M and each and every contractor that carried out the additions and modifications, as the case may be, and as far as feasible according to the agreements between MATA"M and the contractors.

  (i)
  In any case of delay in the execution of the jobs, cause by an action or lack of action of the Renter and/or anyone on its behalf, the following mechanism will apply:

    For the first month of delay as mentioned above the contractual delivery time will be delayed according to the actual delivery time, meaning that no payment for the rented object will be charged on the Renter.

    For the second month of delay as stated above, or any part of it, the Renter will pay MATA"M pre-estimated liquidated damages equal to two thirds of the monthly rent for the rented object, with no right to any additional remedy.

    After two months delay the contractual delivery time will be due and the Renter will begin to bear all the payments due by this agreement for the rented object, although it has not been delivered yet.

    To avoid any doubt, in relation with this paragraph, the Renter's action and/or omission that can delay work—including modifications and/or additions requested by the Renter in the course of the job's execution, delay in the Renter's decision making as mentioned in item (c) above, delay in the submittal of drawings, omission of information on time, halting work by the Renter, delay in the jobs done by the Renter in the rented object and so forth, action or omission on which the Company notified the Renter in writing, immediately upon MATA"M's becoming aware of the existence of said action and/or omission. Immediately next to the end of the delay caused by the Renter, MATA"M will notify the Renter in writing the time delay caused.

  (j)
  MATA"M undertakes to carry out and complete the building's construction by an experienced and expert contractor and put the rented object at the Renter's disposal according to the prescriptions of this contract for the tenancy period after having completed the building's construction so as to enable the Renter reasonable and undisturbed use of the building according to the rental's objective.

  (k)
  MATA"M will enable the Renter, or anyone on its behalf, to currently visit the project's construction site, while observing the safety instructions habitual at the site at the time of the visit.

  (l)
  Beginning at the time of signing the contract and until the Renter is handed-over hold of the rented object, MATA"M and the Renter will hold coordination and reporting meetings on a weekly basis, and/or as necessary by mutual agreement between the parties.

  (m)
  If necessary and not less than once a month, in coordination with the project manager, coordination and reporting meetings will be held in presence of the parties' representatives and in presence of the consultants engaged in the project, including the architect. As far as one of the parties to the agreement requires, a coordination meeting will be set as urgently as feasible in the specific circumstances.

  (n)
  After completion of the building and handing it over to the Renter's hold according to this contract, MATA"M will deliver to the Renter the installation books and "as made" drawings of all the building's construction jobs and all its systems.

  (o)
  Without limiting the Company's liability for the quality of the building's construction, the Company will be responsible toward the Renter for everything related to the quality of finish jobs, and that for a period of a year from the time of delivery.

    Without prejudice to the generality of the above said, the Company will efface "Transfer" at the end of the abovementioned year of guarantee, the guarantee of the finish jobs and systems contractors, as far as said guarantee continues beyond the Company's one year guarantee.

5.
Jobs in Parallel

(a)
Subject to the above stated and hereinafter, the Company will enable the Renter or anyone on its behalf including its contractors and workers to carry out jobs in the rented object parallel with the project's execution, as long as the following conditions are fulfilled:

(1)
The jobs will be done subject to what is said hereunder, immediately after the Company obtains the approval of the detailed design for the parallel jobs, which will be submitted by the Renter to the Company for approval.

      The Renter will be entitled to do the jobs in parallel 6 months before the delivery date. In the case that the parallel jobs can be carried out before said time, according to MATA"M's working rate at the building, MATA"M will enable the Renter to carry out the jobs as early as possible, subject to prior coordination.

      In case of delay in the actual delivery as result of the above Renter's parallel jobs, without coordination with the Company and/or the contractors on its behalf and/or in contradiction to the Company's instructions and/or those of the project manager and/or those of the law, the aforementioned prescriptions in paragraph 4(i) will apply, as long as the Company has issued a written warning to the Renter on the expected delay, immediately upon the Company's becoming aware of its existence.

    (2)
    Signing a quadruple agreement (between the Company, the Renter, the prime-contractor on behalf of the Company and the contractor executing the parallel jobs on behalf of the Renter), a copy of which is enclosed hereto as Annex "D" to this agreement, and payment of the prime-contractor's commission and coordination expenses amounting to 4% of the cost of the parallel jobs, according to the final and approved invoices of the contractors engaged in the execution of the parallel jobs which will be submitted by the Renter to MATA"M. The commission payment will be made by the Renter currently + 30 days from the date of payment of each invoice to a contractor employed by the Renter as described above.

      To avoid any doubt, signing a quadruple agreement as mentioned above will constitute a condition for the commencement of the parallel jobs.

    (3)
    An agreement between the Renter and safety and installation consultants, as required by the project manager, employed by the Company in the project.

    (4)
    It is hereby clarified that any unexpected delay in the actual delivery time originating at and/or as result of the parallel jobs carried out by the Renter is the Renter's sole responsibility and the prescriptions of paragraph 4(i) above will apply, as long as the Company issued a written warning to the Renter on the cause for the expected delay, immediately upon the Company's becoming aware of its existence.

    (5)
    It is agreed that the Company will be entitled to stop the Renter's work for a limited period of time if one of the aforementioned conditions is violated in a essential and substantial manner, and up to the time when the violation has been corrected, as long as the following accumulative conditions have been met:

    (a)
    The project manager informed the Renter without delay on the violation.

    (b)
    An immediate warning to the parties' general managers was issued that the violation had not been corrected.

    (c)
    The violation was not corrected immediately after having warned the general managers.

    (6)
    Nevertheless, as much as the parallel jobs are of the kind that needs any sort of authorization to obtain Form 4 to inhabit the rented object, the Renter undertakes to deliver said authorizations to MATA"M, not later than a month before the actual delivery date. It is made clear that as far as known to the parties, the parallel jobs are not of the kind that needs any sort of authorization to obtain Form 4.

    (7)
    The Renter undertakes that in the case that opening foundation walls is required to introduce equipment in the framework of the parallel jobs, this will be done only by means of the aluminum contractor of the rented object, and on his account.

  (b)
  The Renter is liable by law for any corporal and/or property damage of any sort and kind whatever inflicted to any person and/or to the rented object and/or to their contents as result of and/or in relation with the parallel jobs due to damages caused and/or occurred as result of a neglectful action and/or omission of the Renter or anyone on its behalf. The Renter will insure its work at the rented object by any insurance necessary to cover any damage as mentioned above.

  (c)
  The Renter is responsible for obtaining on its account of all the permits needed and/or that will be needed by any law in order to carry out the parallel jobs by itself and/or by anyone on its behalf in the building, including the Standards Institution and fire fighting, if needed (for both, the design as well as the execution). The Company will assist the Renter as much as possible to obtain the above permits as long as such assistance is not construed as imposing on it any liability including without limiting the generality of the above said, any financial charge.

  (d)
  The Renter declares and undertakes that the jobs executed in parallel at the rented object will be of high level and worthy of the MATA"M park.

  (e)
  Without limiting the Renter's liability as established above and hereinafter in this agreement, the Renter will take care on its account and responsibility in addition to the insurances mentioned in the Insurance Annex, of an appropriate all-risk insurance coverage in relation with the jobs done in parallel. A waiver clause will be included in said insurances of the right of transfer against MATA"M as defined in the Insurance Annex, and MATA"M will be added as beneficiary according to the policy.

  (f)
  It is hereby made clear that in the case that the Renter's jobs impose changes in the jobs that the Company has to carry out as per this contract, including its annexes, which involve additional expenses, those expenses will be charged on the Renter as long as the Company notifies the Renter in writing and in detail about the additional expenses next to becoming aware of them.

    The Company will examine the Renter's jobs as far as their details are relayed to the Company by the Renter and will inform the Renter as early as possible and in advance (as much as possible before the beginning of their execution) whether the Renter's job require, to the best of the Company's knowledge, changes in the jobs the Company has to do.

    To avoid any doubt, whatever has been said herein does not impose on the Company any liability for and/or in relation with the Renters jobs.

    The Company will not abstain from agreeing to the Renter's jobs for reasons that are not plausible.

6.
Transfer of Tenure of the Rented Object

(a)	(1)	Subject to the fulfillment of the parties' commitments as established in this agreement, the contractual delivery date will be 20 (twenty) months from the date of signing this agreement, namely on the .

In spite of the above said it is explicitly agreed that MATA"M is entitled to advance the contractual delivery time by up to 60 days, this by giving the Renter an early notification of at least 6 months in advance of the advanced contractual delivery date. Advancing the delivery date as described above will not be considered as incompliance on MATA"M's side and the Renter does not and will not have any complaints and/or claims and/or demands from MATA"M in this respect.
(2)
It is known to the Renter that the building permit is due to be received within 4 months from the date of signing this agreement, namely until the day . The Company undertakes to do everything in its power in a reasonable manner to advance the issuance of the building permit as early as possible. In the case of delays in obtaining the building permit, for a reason that does not depend on the Company, the delivery date will be delayed respectively to the delay period.

In the case that the building permit is not granted within 9 from the date of signing this contract, namely until the day , the Renter will be entitled to terminate this agreement. To avoid any doubt, The Renter will have no complaints and/or demands and/or claims against the Company in this issue, and it will be entitled to no remedy other than the agreements termination, as long as the delay is not caused by the Company.
(3)
It is agreed, that in the case of a delay of up to 30 days in the delivery of the rented object from the contractual delivery date, the original or the early, as the case may be, the Renter will not be entitled to any financial remedy and/or other from the Company.

In the case of a delay longer than 30 days in the delivery of the rented object from the contractual delivery date, the original or the early, as the case may be, the Renter will be entitled to receive from the Company for each month of delay in the delivery an estimated and liquidated compensation in advance, of an amount equal to $30,000. For a delay of part of a month the Renter will be entitled to receive a proportional part of the above agreed compensation. The above said can not prevent the Renter from claiming damages, if those exceed the agreed compensation.

The financial compensation remedy (including compensation higher than the agreed compensation) is the only remedy the Renter is entitled to in case of a delay in delivery which does not exceed 6 months.
If delivery is delayed by more than 6 months, it will be considered as a substantial incompliance of the agreement that entitles the Renter to terminate the agreement in an immediate manner.

The above will not apply in the case that the delay and/or hindrance in the design's completion and/or in the delivery of the building are the result of force majeure and/or modifications and/or additions required by the Renter as described in paragraph 4 and/or of parallel jobs done by the Renter or by anyone on its behalf according to the prescriptions of this contract and/or for reasons out of the Company's control as detailed in items (a)(2), (b)(6) and (c) hereinafter which will not constitute a violation of the contract by the Company, and the Renter does not and will not have complaints and/or claims and/or demands from the Company in this respect.

To avoid any doubt, it is made clear that in any case of delay in the delivery of the rented object to the Renter relative to the contractual delivery date, the original or the early one, as the case may be, for a reason that does not depend on the Renter, the Renter will not have to pay rent for the delay period.
(4)
The parties undertake appearing on the actual delivery date, namely the day . In order to deliver and receive the rented object subject to the Company's notification to the Renter about the actual delivery date. It is agreed and declared by the parties that as a precondition for delivery of tenure on the rented object, MATA"M will be entitled to require the Renter to sign a delivery protocol mentioned hereinafter in item (b)(2) and a certificate of insurance, as per Annex "J" to this contract.
(b)	(1)
Approximately 4 weeks before the actual delivery date, namely on the day , and following prior coordination, a first inspection of the rented object will be conducted by representatives of the Company and the Renter who will check and confirm to the parties that the rented object is ready for delivery and has been built according to the prescriptions of this contract, including its annexes, and according to the detailed design and approved modifications.
The parties' representatives will edit a protocol where all the defects found in the first inspection of the rented object, if found, will be detailed ("Defects Protocol").
(2)
10 days before the actual delivery date, namely on the day , another inspection of the rented object will be performed, by the parties' representatives, in which the repairs made by the Company will be checked according to the defects protocol.

On the occasion of the additional inspection, the parties' representatives will edit another protocol, where the rented object's defects still remaining will be detailed, as well as newly found defects, if found, in the course of the additional inspection ("Additional Inspection Protocol").
(3)
On the occasion of the actual delivery, namely on the day , the representatives of the Company and the Renter will edit a delivery protocol that will be attached to this contract as Annex "E" to it and will be an integral part thereof. Signing the protocol will constitute the Renter's confirmation that MATA"M fully completed its commitments regarding the rented object, and that it does not have nor will it have any complaints on the rented object, except for the defects listed in the additional inspection protocol and that have not been repaired by the Company yet and also defects and/or inadequacies and/or additional deficiencies detected after the additional inspection except complaints on a defect that could not be detected in the reasonable inspection performed by the Renter ("Delivery Protocol").

(4)
In the case that repairs are required following any of the inspections, including those needed to adapt the rented object to the above said, and those repairs do not prevent the Renter from reasonably using the rented object, the Company will make them within 60 days from the delivery date or as soon as possible in urgent cases without reducing in any way the Renter's commitments as per this contract.

If differences of opinion emerge between the parties on the question whether or not a certain detail of the jobs performed is ready for delivery according to this paragraph the difference will be decided by the arbitration mechanism established in paragraph 4(d) above.
(5)
The Renter's abstention from participating in the inspections and/or from editing any of the protocols for unreasonable reasons will not serve as grounds for not accepting the rented object and/or for the incompliance of any of the parties with this contract.
(6)
Form 4 for inhabitation of the rented object will be submitted to the Renter 3 days before the delivery date, namely on the day , subject to the submittal of all the required authorizations and/or licenses and/or permits, the submittal of which depends on the Renter.
(c)
It is agreed and declared that everything aforesaid in this paragraph, regarding the delivery dates will be postponed for the period of delay, in case of a force majeure event, which by nature is out of the control of any of the parties and which in practice caused a delay in the project's execution including general strikes and shutdowns in Israel, unpredictable natural disasters, days recognized and/or declared by the inter-ministerial committee and/or by the qualified authorities as working shutdown in the construction sector, strikes of the planning and building committees and/or at the local authorities and/or at other qualified authorities, long periods with no reunions of the local planning and building committee and so forth.

It is made clear hereby that the period of delivery delay due to force majeure events will be equal to the period of time when the event actually prevents the Company from fulfilling its duties within this contract subject to the reasonable efforts that the Company has to make to reduce the delay period.
7.
Tenancy Period

(a)
The rented object's tenancy period, will start at the date of actual delivery and last for 10 (ten) years ("Tenancy Period").

(b)
The Renter has the option of extending the tenancy period for an additional period of 5 years ("First Option Period") and for a second period of 5 (five) years ("Second Option Period").

    The first and second options will hereafter be denominated together—("The Option Period").

    Exercise of the Renter's right to the option period is conditioned upon the existence of the following accumulative conditions:

    (1)
    The Renter neither violated, during the tenancy period, repeatedly and/or substantially the prescriptions of this rental agreement nor did it abstained from correcting said violations after having received notices from the Company on the existence of the violations.

    (2)
    The Company did not receive an early written notice in advance from the Renter at least 9 (nine) months before the end of the tenancy period and/or the option period saying it did not wish to exercise its right to the option period or second option period.

    Throughout the option periods all the prescriptions of this agreement will apply with the necessary changes, except the rent, which it is agreed that will be raised at every option period, as the Renter chooses to exercise, as per item (b) above, at a rate of 5% real increase.

  (c)
  Beginning on the delivery date all the Renter's duties and obligations resulting from this agreement will apply and the tenancy period will start on that date for any purpose whether or not the Renter appeared on that date to take hold of the rented object.

  (d)
  The Renter will be entitled to notify the Company on an early finalization of the rented object's tenancy period, at least 9 months in advance and in writing, this at the end of the fifth year or at least 8 months in advance and in writing at the end of the eighth year of the tenancy period.

    To avoid doubts, these exit points are the Renter's only exit points.

    In the case that the Renter notifies the Company on the finalization of the tenancy period at the end of 5 years, the Renter will pay the Company an agreed liquidated compensation in the amount of $1,500,000 (one and a half million US Dollars), on the date of clearing out the rented object.

    In the case that the Renter notifies the Company on the finalization of the tenancy period at the end of 8 years, the Renter will pay the Company an agreed liquidated compensation in the amount of $600,000 (six hundred thousand US Dollars), on the date of clearing out the rented object.

    Despite of the above, it is agreed between the parties that in as much as the rented object is rented to an alternative renter, as per paragraph 16 c hereinafter, it will not be considered as an early finalization of the tenancy period and the Renter will not be compelled to pay the Company the above agreed compensation.

8.
The Rent

(a)
In return for the building's rental the Renter will pay the Company throughout the tenancy period and due to it, a monthly rent in the amount of NIS 411,642 (at a rate of US$11 per 1 sq.m. of the building's area), with the addition of the legal AVT.

    In return for the rental of the parking lot the Renter will pay the Company throughout the tenancy period and due to it, a monthly rent in the amount of NIS 8,019 (at a rate of US$18 per 1 parking isle), with the addition of the legal AVT. To avoid doubts, it is made clear that the Renter will not pay rent or any other fee for the dedicated parking spaces in addition to the rent paid by it and the rent paid for the building rental will be considered as paid for the dedicated parking spaces too.

  (b)
  It is agreed that the Renter will pay the Company the rent for the first three rental months plus legal AVT amounting to NIS 1,444,863 ($324,324) on the occasion of signing this agreement and as a condition for it. In the case of cancellation of this agreement according to paragraph 6(a((2) above, the rent mentioned in this paragraph will be reimbursed the Renter with the addition of linkage differentials.

  (c)
  By means of the rent the Renter acquires the right of reasonable utilization of the infrastructure available at the Center including: roads, sidewalks, gardens, illumination, signboards, parking (subject to paragraph 12 hereinafter), fences, sewage and water lines. Also, the Renter's employees any everyone coming on its behalf have the right to enter the Center's grounds and or the rented object, free of charge.

  (d)
  The rent will be payable by the Renter on the first day of each month, for the current month, against a legal invoice issued by the Company to the renter. The rent will bear linkage to the consumer's price index as detailed hereinafter.

  (e)
  The rent will be linked to the consumer's price index as follows:

  (1)
  If on any actual payment day of the rent (or part of it) it comes out that the new index (as defined hereinafter) on the said day of making the payment went up in relation to the basic index (as defined hereunder) the Renter will pay the Company said payment increased proportionally to the rate of increase of the new index relatively to the basic index.

  (2)
  "The Basic Index"—The consumer's price index of December 2004 published on the 15th of January 2005 and stood at            points.

  (3)
  "The New Index"—The last consumer's price index known at the time of the actual payment of each and every rent payment or part of it.

  (4)
  In the case that the index is cancelled or not published any more for whatever reason the Company will act according to the usual commercial practice prevailing in the country.

  (f)
  Any sum that the Renter is due to pay the Company by this agreement that the Renter does not pay on time, will bear interest at a rate equal to the rate applied by Bank Leumi Le-Israel Ltd. on unauthorized overdrafts, from the date set for the payment according to this agreement until its actual payment.

  (g)
  It is hereby agreed and the Renter undertakes that all the payments that it is obliged to pay the Company according to the prescriptions of this agreement will be paid to the Company by means of check or bank transfer to the Company's account the details of which follow: account nr. 485100/94 at the Leumi Bank Main Haifa Branch (876).

9.
Rendering Services at the Center

(a)
The signing by the Renter of this contract will constitute and will be considered as its signing the contract enclosed hereto as Annex "F", between MATA"M and the occupants of the Center (as defined above) regarding the Center's Service Company SHATA'M Haifa Ltd. ("SAHATA"M") and the alterations in said contract that are concluded between the Renter, MATA"M and SHATA"M from time to time will apply also to the rented object, object of this contract. This paragraph will be considered as a contract also in favor of a third party.

(b)
In addition to the rent and the other payments obliging the Renter as established above and hereinafter in this agreement the Renter will pay SHATA"M from the date of delivery its share of the payments in the amount set from time to time and applicable to the Center tenants including the participation fee for the Center's services according to SHATA"M's charges, and/or whoever replaces it, as set from time to time by SHATA"M and at the times set by it from time to time, all according to the conditions and prescriptions of the contract Annex "F".

(c)
With no limitation of the aforesaid, the Renter declares that it is known to it that SHATA"M will render the Renter optional services as defined in the contract Annex "F", among which there is the supply of cold and hot water up to the buildings boundary for the air-conditioning systems installed therein. The Renter undertakes paying, subject to the fulfillment of SHATA"M's essential obligations toward it under said contract, its share in the payments as set from time to time and which are applicable to the Center's tenants according to SHATA"M's charges for those services.

  (d)
  The Renter declares that the responsibility for rendering the services at the Center is in the hands of the service company, namely SHATA"M and/or any entity that replaces it and that MATA"M and also/or the Gev-Yam Le-Karkaot Company Ltd. and also/or the Haifa Economic Corporation Ltd. Will not be responsible for the supply of services at the Center and the Renter does not and will not have any complaints and/or demands and/or claims against MATA"M and/or the Gev-Yam Le-Karkaot Company Ltd. and/or the Haifa Economic Corporation Ltd. For any failure, disturbance, inconvenience or expense to the Renter caused by the lack of services and/or faulty services mentioned above and/or part of them, all subject to the liability applicable by law to any of the above.

  (e)
  The Company declares that a paragraph similar to this paragraph 9 exists in all the rental agreements between the Company and the companies renting areas at the Center, and that no change has been introduced to the agreement Annex "F" with any of the renters at the Center.

10.
Taxes, Levies and Compulsory Payments

  During the tenancy period and due to it the Renter will pay in addition to the rent as detailed in paragraph 8of this contract, also the taxes and the payments detailed hereunder:

  (a)
  All the taxes, the fees, the levies and other payments of any sort and kind charged and/or that will be charged on the rented object's tenants and/or on the business done at the rented object and/or on the parking facility at the Renter's disposal according to this agreement, as much as charged, including business tax, signboards tax.

    In the case that in the course of the tenancy due to legislation changes a property tax is charged on land owners instead of being charged on land holders, and as result MATA"M is compelled to bear this expense, it is agreed that the rent that the Renter has to pay MATA"M by this contract will be augmented by the rate of the property tax that MATA"M is required to pay for the rented object.

  (b)
  All the payments for maintenance and consumption of electricity, water, telephone and any other expense related to the use and operation of the rented object. The Renter will contact directly these institutions, will take care of signing supply contracts with them and will pay the debit bills at the times set for that.

    The Renter declares that it will contact the Israel Electric Corporation directly in order to supply power to the rented object by a high voltage accumulator and its transformation to low voltage.

  (c)
  It is known to and agreed by the Renter that added value tax applicable and/or that will be applicable to the Renter's payments as result of this contract as they are from time to time is not included in the rent and it will be charged on the Renter and will be paid by the Renter at the time of its payment by MATA"M to the authorities against an appropriate tax invoice.

  (d)
  The Renter undertakes to keep according to the law and present from time to time upon request all the receipts or certificates proving that it has paid all the payments it is obliged by this paragraph to pay the authorities and/or the different entities.

11.
Rental Objective

  Subject to the prescriptions of this contract, the building us being rented to the Renter the Renter's enterprise and its business activity, all subject to the relevant Cities Building Plan existing at the time of the signing of this contract by the parties ("Rental Objective"). The Renter declares and undertakes hereby that it will not make use of the rented object for another purpose but for the rental objective unless it receives MATA"M's written approval in advance for that purpose.]

12.
Parking

(a)
The Renter and/or its employees and/or its guests will be entitled to random and free of charge use of the parking spaces at the Center as long as those are not assigned in the present or in the future by the Company and at its sole discretion, to the specific use of any third party, and/or in as much as a fee for the use of this parking spaces is not charged in the future.

(b)
The prescriptions of item (a) above will not be considered as imposing any obligation on the Company to put at the Renter's disposal and/or at the disposal of its employees and/or guests any parking space in addition to the Renter's parking space, and the Renter will not have any demands toward the Company and it will not have the possibility of using any parking space above the its quota of parking spaces.

(c)
The Company will assign for the Renter 56 dedicated parking isles next to the building (but not less than one parking isle for every gross 150 sq.m. of the rented object), at a distance not exceeding          meters from the main entrance to the building to each parking isle (hereinafter: "The Dedicated Parking Isles"). The Company will be entitled to change the location of those parking spaces and assign the Renter other places, at the same conditions including the distance from the building's main entrance, to the best of its discretion.

(d)
In addition to the aforesaid, the Renter rents from the Company the parking lot for the whole tenancy period.

    The Renter will be entitled to notify the Company, 4 months in advance and in writing, its wish to decrease the number of parking spaces at the parking lot, as long as in any case the number of parking spaces at the parking lot is not less than 74 parking spaces.

  (e)
  At the end of 5 years from the delivery date, the Company will be entitled to notify the Renter, 6 months in advance and in writing, on the termination of the parking lot's rental

    In such a case, and if the Renter so requests, the Company will rent to it up to 100 alternative parking spaces (as requested by the Renter), at an underground or upper level building, at a reasonable distance from the building's main entrance, all as per the Company's discretion, in return for a monthly rent amounting to $60 (sixty US Dollars) for each parking space, with the addition of AVI according to the law ("The Alternative Parking"). The alternative parking will be considered as part of the rented object for any purpose and issue, including the issue of the Renter's obligation to bear any additional payment applicable due to holding the alternative parking, including the property tax.

13.
Warranties

(a)
To ensure fulfillment of each of the Renter's commitments according to this contract the Renter will submit to the Company on the occasion of signing this contract and as a condition for signing it the following warranties:

(1)
A bank guarantee for the amount of NIS 1,444,863 ($ 324,324 at the Dollar rate on the day of signing the agreement) autonomous unconditional, with the text attached to this contract as Annex "H". The guarantees amount will be linked to the consumer's prices index beginning with the basic index (as defined above) and up to the index published recently before each and every payment according to this guarantee.

      (Remark: the bank guarantee's capital sum will be equivalent to 3 months rent plus AVT).

    (2)
    A deposit amounting to NIS 1,444,863 ($ 324,324) in the trusted hands of Attorney S. Friedman & Co., Haifa ("The Trustee") throughout the tenancy period. The Trustee will deposit said deposit as per the Renters instructions. The Trustee will transfer to the Company the deposit money, all or part of it, in the case of a substantial violation by the Renter of the rental agreement which has not been corrected within 7 days from the date on which the Company notifies on such violation. The fruits of the deposit, as much as there are, at the time of its return to the Renter, will be credited in the Renter's favor.

      (Remark: the deposit's capital sum will be equivalent to 3 months rent plus AVT).

      The Renter will be entitled at any time to exchange the aforementioned deposit by an autonomous unconditional bank guarantee equal in amount to the deposit. The prescriptions of items (a)(1) and (B) will apply to this paragraph above and hereinafter.

  (b)
  It is agreed regarding the aforementioned warranties in the above item (a) that all the following terms will apply:

  (1)
  In the case that any sum out of those guarantees is made effective and/or set off, the Renter undertakes to deposit in the Company's hands within 7 (seven) days from the date of its notification the sum set off and/or made effective as above.

  (2)
  The guarantee's validity time will be one year and the Renter undertakes to extend the guarantee's validity time from time to time as long as it has not received from the Company a confirmation stating it agrees to return the guarantee to the Renter.

      The Renter will submit to the Company from time to time a certificate of extension of the above guarantee.

      If the Renter does not extend the guarantee's validity as detailed above the Company will be entitled to make effective and/or set off the guarantee with no need of notification.

    (3)
    In the case that the Company has not set off and/or made effective any sum out of the warranties, the warranties or their balance after setting off or making effective as described above, will be returned to the Renter, 90 days after having cleared out the rented object, subject to the fulfillment of all the Renter's obligations according to this contract.

  (c)
  In addition to the above said guarantee, the Renter will deposit in the Company's hands, at the time of signing this agreement, the guarantee of the Zoran Corporation parent company for the fulfillment of all the Renter's obligations according to this contract and indemnifying the Company for all the expenses and damages inflicted as result of the Renter's incompliance with this contract with the formulation usual at the Company and attached hereto as Annex "I" to this contract.

  (d)
  The Renter will also deposit, at the time of signing this agreement, an additional deposit amounting to NIS 1,444,863 ($ 324,324) to be deposited in the Trustee's hands, this until the date of finishing the parallel jobs, as defined in paragraph 5 above. The additional deposit mentioned in this item will serve the Renter in financing the parallel jobs and will be released to the Renter according to the construction advance and according to a payments spreading schedule to be agreed upon between the parties before the beginning of the parallel jobs.

    The prescriptions of the above item (a)(2) will apply to the additional deposit of this item, subject to the necessary modifications.

    (Remark: the additional deposit's capital sum will be equivalent to 3 months rent plus AVT).

  (f)
  The submittal of warranties in accordance with this paragraph does not limit any of the Renter's undertakings according to this contract and/or constitute Company's waiver of any of its rights by this contract including any remedy acquired by this contract and by law.

  (g)
  To remove any doubt, the execution of the warranties and/or any part of them by the Company does not limit any of the Renter's undertakings within this contract and does not constitute the Company's waiver of any of its rights by this contract including any remedy acquired by this contract and by law.

14.
Liability

(a)
The Renter will be liable by law toward the Company and/or any third party as the case may be, for any harm, forfeit, damage or loss to a person or property (and without limiting the generality of the aforesaid including the Renter's property, employees and guests), that will occur or be caused within the rented object's boundaries and/or the Center as result of a Renter's action or omission and/or of anyone acting on its behalf and the above liability will not apply to the Company subject to the following.

(b)
Despite of the aforesaid in item (a) the Renter will be liable by law for any damage of any kind caused by action and/or omission of the Renter and/or anyone working on its behalf:

(1)
To the rented object's contents introduced by the Renter and/or on its behalf;

(2)
To the rented building except the risks related to the building that are covered by the insurance maintained by MATA"M as described in the Insurance Annex.

(c)
In the case that a suit is filed against the Company by a third party due to a damage for which the Renter is liable by this paragraph 14 then the Renter will have to indemnify the Company within 7 days from the date when the Company was required to pay the above sum, for any sum that the Company is compelled to pay the third party, following a tribunal's final verdict, with the addition of all the Company's expenses incurred into because of the trial with the third party and without limiting the generality of the aforesaid, the capital, interest, linkage differentials, attorney's fee, tolls, trial expenses, AVT and other expenses of any kind resulting from the suit.

    The Company's indemnification by the Renter will be conditioned upon a notification on the existence of the proceedings against the Company and also upon the possibility being given the Renter to defend itself against the claims raised within the above proceedings.

  (d)
  The aforesaid in this paragraph does not apply to a damage caused by a hidden defect in the rented object.

  (e)
  The above sub-paragraphs of this paragraph are meant to be complementary of one another and not limitative of one another.

15.
Insurance

  The parties undertake acting according to Annex "J" to this agreement.

16.
Transfer or Lien of Rights and Preservation of Rights

(a)
Any kind of mortgage on the Renter's rights under the power of this contract, all or part of them, is forbidden.

(b)
Subject to the prescriptions of this agreement, the Renter will not be entitled to transfer and/or endorse its rights and/or its obligations under this contract or any part of them to other/s (either with a reward or without a reward) unless it has obtained the Company's prior authorization in writing.

    In spite of the aforesaid in this item (b) it is agreed that the Renter will be entitled to endorse its rights under this contract to its parent company Zoran Corporation addressed at 1390 Kifer

    Road Sunnyvale, CA 94086-5305 USA ("The Parent Company"), this subject to all the terms detail hereunder:

    (1)
    The Renter will notify the Company at least two months in advance and in writing on its intention to endorse its rights to the Parent Company.

    (2)
    The Parent Company will be liable from the endorsement date for the fulfillment of all the Renter's obligations under this contract, and also for the fulfillment of all the Renter's past undertakings if and in as much as they were not fulfilled by the Renter.

    (3)
    Without limitation of the aforesaid in item (b)(2) it is made clear hereby that the endorsement of the Renter's rights to the Parent Company will not be construed as a limitation in any way of the Renter's obligations under this contract until the endorsement date and/or as a limitation and/or as a waiver on the Company's side of any claim and/or right that the Company is entitled to under this contract and/or under the law.

  (c)
  It is hereby agreed and declared by the parties that the Renter will have the right of bringing an alternative renter as long as all the following accumulative conditions are fulfilled:

  (1)
  The Renter fulfills all the contract's conditions until the date of actual transfer of the rented object to the alternative renter that has been approved by the Company as described hereunder. And also

  (2)
  The Company receives advance written notice to that effect at least 2 (two) months in advance; and also

  (3)
  The alternative renter has been approved by the Company the decision of which is exclusive and final although the Company will not deny its authorization but for plausible; and also

  (4)
  The conditions of the new rental contract with the alternative renter are concluded between him and the Company to the Company's full satisfaction as long as they are not less than the conditions of this contract (unless, as much as the conditions are lessened, the Renter bears the difference, as agreed by the parties); and also

  (5)
  subject to the aforesaid in item (4), the alternative renter fulfills all the Renter's obligations and gives the Company warranties/guarantees to its satisfaction.

    The aforesaid in this item does not limit the Renter's obligations and/or undertakings under this contract.

  (d)
  The Company is entitled to transfer and/or endorse and/or mortgage its rights and/or any part of them under this contract (including ownership of the rented object) to other(s) without needing the Renter's permission under the condition that the Renter's rights under this contract are not harmed.

  (e)
  With no prejudice to the generality of the aforesaid, it is agreed that the Renter will be entitled to rent the rented object and/or part of it in sub-rental to another, subject to the fulfillment of all the conditions detailed hereunder:

  (1)
  The details of the sub-renter are relayed by the Renter to the Company in writing at least 21 days in advance; and also

  (2)
  Following receipt of the above details the Company, at its exclusive discretion, gives its consent to the above sub-renter. The Company undertakes not declining unless for plausible reasons. And also

    (3)
    The Renter is responsible for fulfilling the obligations and undertakings under this contract and is also responsible toward the Company for any action and/or omission of any kind of the sub-renter and the sub-rental will not subtract directly or indirectly, explicitly or implicitly [This is a legal term. I have no idea what it means but I assume it means something like "Explicitly"] from the Renter's undertakings toward the Company under this contract; and also

    (4)
    The Company's consent does not permit the above sub-rental to impose on the Company liability of any kind and/or to subtract from and/or prejudice in any way its rights under this contract; and also

    (5)
    The sub-renter will be entitled to use the area rented to him by the Renter only for a purpose that does not contradict the Cities Building Plan applicable to the rented object.

17.
Set-off

  The parties will not be entitled to set-off a sum payable to them by the other party under this contract from any sum payable by them to the other party.

18.
Prescriptions Regarding the Use of the Rented Object

(a)	The Renter will take care that the rented object functions as customary at the Center and the Renter will obey and fulfill all the instructions given from time to time, by the Company and/or by SHATA"M regarding the behavioral rules at the Center, subject to the instructions' plausibleness. The Renter will verify and take care that its employees and/or those coming on its behalf also behave according to the prescriptions of this paragraph.
(b)	(1)
		The Renter will be entitled to make changes in the rented object, except for structural changes and/or changes in the external envelope of the rented object and/or changes in the electro-mechanical systems and/or changes that can deteriorate the building's safety, which will require the Company's consent, in writing and in advance, and in accordance with the terms set by the Company. The Company will not deny changes as aforesaid but for reasonable reasons and in writing.

		Any change made in contradiction to the prescriptions of this item, will be removed by the Renter and on its account, immediately upon receipt of the Company's requirement to do so, either during the tenancy period or thereafter. In the case that the Company authorizes a change as aforesaid, the above changes and/or installations will remain in the Company's possession and the Renter will not be entitled to claim any compensation for them.
	(2)
		All the modification and/or installation jobs done in the rented object according to the aforesaid in item (b)(1), will be carried out by the Renter fully on its account and responsibility, and no responsibility whatsoever of any kind will be attachable to the Company as a renting entity and/or as an owner.
  (c)
  The Renter will maintain order and cleanliness in the rented object and in its surroundings and will also observe the instructions of the Company and SHATA"M regarding cleaning procedures, the manner of getting rid of garbage residues and litter and maintaining the functionality of the building's drainage and sewage system. The omission of the abovementioned instructions will not relieve the Renter from its undertakings under this paragraph.

  (d)
  The Renter declares that subject to the fulfillment of the Company's undertakings needed for this purpose, it will obtain until the beginning of the tenancy period, all the permits and licenses required in order to manage the rented object and/or for making use of the rented object according to the prescriptions of this contract and the prescriptions of the law and the related regulations and will always be equipped with the corresponding valid licenses and authorizations for every activity related to the management and/or utilization of the rented object and which needs an authorization or a license by law.

    Failure in obtaining the abovementioned licenses and/or any part of them, as long as is not a result of a breech of commitments by the Company, will not constitute a motive for termination of this contract and/or incompliance with the Renter's undertakings under this contract and particularly not paying the rent and other payments under this contract.

  (e)
  The Renter's posting signboards or other publicizing or presentation accessories on the external walls of the rented object or at the common areas in the building and in its surroundings requires the Company's prior and written authorization. The Company will not deny consent as aforesaid unless for plausible reasons only. Any signboards as aforesaid will be according to the common practice at the Center.

  (f)
  During the tenancy period and after having obtained the fire fighting authorization for the rented object, the Renter will observe the Company's instructions and those of any other qualified institution, regarding the fire fighting and fire prevention arrangements and procedures, Civil Defense, safety and security and will also acquire and/or install on its account and in coordination with the Company in writing and in advance, according to the instructions of the above entities, all the prevention and safety equipment needed for implementing and maintaining the aforementioned instructions.

    The equipment will remain as the Renter's property that will be entitled to move it out from the rented object at the end of the tenancy period and will do so if the Company so requires.

  (g)
  Disturbance, prevention of obstacles and environmental quality

  (1)
  The Renter will manage the plant and will utilize the rented object abstaining from disturbing neighbors and abstaining from creating obstacles at the rented object or at its surroundings all in accordance with the customs at the building and/or at the Center and /or at the Company.

  (2)
  The Renter hereby confirms that its plant does not constitute an ecological nuisance and that it will not be such throughout the tenancy period according to this contract.

  (3)
  Without limitation of all the aforesaid the Renter will act and take care of instructing its employees and everyone acting on its behalf according to the Nuisance Prevention Law HaTaSHK"A-1961 and the Law for Maintaining Cleanliness VHaTaSHMa"D-1984 including all their regulations and decrees as well as all the complementary laws of the Haifa Municipality and the Local Authority's complementary laws.

  (4)
  The Company undertakes abstaining from creating the Renter any obstacles as aforesaid in this item. The Company also confirms that this item is included in all the rental agreements of the other tenants at the Center.

  (h)
  The Renter undertakes to abstain from doing or allowing other(s) to do at the rented object any deed or omission that can impose on the Company liability by law including damages to a person and/or property.

  (i)
  Every time that hot jobs are carried out at the rented object and/or at its surroundings by the Renter and/or by anyone on its behalf, outside the normal course of its activity, the Renter undertakes acting as follows:

  (1)
  Before the execution of any hot job the person in charge or a person designated by the Renter will check the working area intended for the job and will verify that all flammable substances have been removed out of a radius of at least 10 m.

  (2)
  Fixed objects that can not be moved have to be covered with a non-flammable wrap.

  (3)
  Before executing the job all openings and passages have to be blocked.

  (4)
  A "fire scout" will be posted in the vicinity of the workers doing the "hot job" and equipped with a portable fire-extinguisher suitable for the sort of flammable materials in the area, and that will be his only task.

19.
Responsibility for the Quality of the Buildings and the Rented Object

(a)
Without limiting the Renter's responsibility as detailed above and hereinafter in this agreement, the Company will be responsible according to the Sale Act (Apartments) HaTaSHLa"G-1973 ("Sale Act") to repair the defects and/or deficiencies and/or incompatibilities (hereinafter together: "Defect" and/or "Defects") that will be detected and/or will be created in the building during the periods of time established in the Sale Act ("Guarantee Period"). The Renter has to notify the Company in writing on any defect as aforesaid immediately upon being detected. If the Renter does not notify the Company of defects within a reasonable period of time from the detection, it will be considered as a Renter's confirmation that there are no defects in the rented object as aforesaid.

    Immediately after receiving a notification from the Renter as aforesaid the Company will do the best it can to fully apply the contractor's commitment toward the Company as described in this item (a). If the contractor does not repair whatever needs be repaired within the contractor's guarantee then the Company will take care of repairing on its account said defects and/or breakdown within a reasonable period of time according to the type of damage.

  (b)
  Without subtracting from the aforesaid, if the Renter notifies the Company after the expiration of the guarantee period of a defect for which there is from the contractor that did the job at the rented object a guarantee for a period longer than the guarantee period as defined in item (a) above then the Company will apply its right under said guarantee so that the contractor repairs the defect and that without recognizing any obligation and/or responsibility on its side.

  (c)
  In addition to the aforesaid in item s (a) and (b) above and without subtracting from it, it is agreed that subject to the Renter's fulfillment of its undertakings mentioned hereinafter in items (e) and (f) and without prejudice to the Renter's responsibility as detailed above and herein after in this agreement, the Company will be responsible, throughout the tenancy period, for repairing deficiencies and/or defects that are detected, if detected, in the structure of the rented object (including the roof of the rented object) and in the external walls of the rented object and also sealing defects as long as they have not been caused and/or occurred under the Renter's responsibility as established in this contract and/or by law in the rented object throughout the tenancy period.

    The Company undertakes repairing on its account, any defect, breakdown, wear or damage (that are within the Company's responsibility under this contract, and without prejudice of the Renter's responsibility under this contract), created in the rented object, in the accessories, in the installations and in the equipment ("The Damages") and that within a reasonable period of time according to the type of defect, breakdown or damage.

    If the Company does not repair the damages as aforesaid within a reasonable period of time according to the type of damage/s then the Renter will be entitled (but not obliged) subject to a written notice 7 days in advance to carry out the repair jobs instead of the Company and on its own account and the Company will obliged to reimburse any expense incurred in by the Renter due to the damages with the addition of 10% as management expenses and this within 10 (ten) days from the day of the Renter's first demand and all that without prejudice of the remedies imparted the Renter under this contract or by law.

  (d)
  Other than the aforesaid, no other obligation and/or responsibility will be applicable to the Company due to defects of any kind in the rented object.

  (e)
  Beginning on the delivery date, and subject to the existence of defects, deficiencies or incompatibilities the responsibility for which belongs to the Company as detailed above, the Renter will be responsible, on its account, for the current maintenance of the rented object, its systems, including the maintenance of the air-conditioning systems, the electrical system, elevators, building's roof, hygiene and sewage pipe-works, gardens, parking lots, cleaning and maintaining the rented object, etc., including the engagement of relevant suppliers and/or contractors.

    The Company will not responsible for the rented object's maintenance during the tenancy period, without prejudice of the Company's responsibility for repairing defects as detailed above in this contract.

  (f)
  The Renter undertakes repairing on its account, any defect, breakdown, wear or damage (that is not within the Company's responsibility according to the prescriptions of this contract), created in the rented object, in the accessories, in the installations and in the equipment therein ("The Damages") and this within a reasonable period of time according to the type of defect, breakdown or damage, whether the damages have been caused to the rented object or they cause disturbance and/or obstacles and or damages to the Center.

    It is agreed that the aforesaid in items (e) and (f) is not applicable to the air-conditioning systems serving the building as far as those are located outside the envelope and boundaries of the building which will be maintained by the Center's Service Company—the SHATA"M Company.

    If the Renter does not repair the damages as aforesaid within a reasonable period of time according to the type of damage/s then the Company will be entitled (but not obliged) subject to a written notice 7 days in advance to enter the rented object and carry out the maintenance and repair jobs instead of the Renter and on its own account and the Renter will obliged to reimburse any expense incurred in by the Company due to the damages with the addition of 10% as management expenses and this within 10 (ten) days from the day of the Company's first demand and all that without prejudice of the remedies imparted the Company under this contract or by law.

  (g)
  It is hereby agreed that if the Renter does not reimburse the Company the sums spent on the repair of the damages, within 10 (ten) days from the day of notification, a delay interest will be added to those sums and this from the date when the Renter was due to reimburse the sums until their actual payment to the Company.

20.
Inapplicability of Tenants Protection Laws

  The parties hereby declare that:

  (a)
  The construction of the building and the rented object was completed after TaSHKa"H-1968 and the Tenants Protection Law [combined version], HaTaSHLa"B-1972 does not apply to the rental under this contract, or at all.

  (b)
  No "key-fee" or another similar payment for the utilization of the rented object and what is related to it has been paid nor will be paid the Company, or any other person, has been received nor will be received from the Renter.

  (c)
  The Tenant Law [combined version], HaTaSHLa"B-1972 and/or any other law for the protection of tenants that exists in the present or that is legislated in the future will not be applicable due to this contract and to the consequent relationship between the parties.

21.
The Right to Enter the Rented Object

  The Company's representatives will have the right to enter the rented object (subject to security limitations) at reasonable hours and pending prior coordination with the Renter in order to assess the level of compliance with the prescriptions of this contract and/or to show the rented object to others and/or to take the actions and measures established in this contract or by law and which require entering the rented object, under the condition that any damage inflicted on the Renter as result of its refusal to enable entrance in the cases and for the purposes stated above, or its abstention from coordinating the entrance to the rented object as aforesaid will be of the Renter's sole responsibility, and the Renter will have no complaint and/or demand against the Company due to that.

  The Company will invest best effort to cause that the disturbance to the Renter is as reduced as possible and that the conditions of the rented object are returned to their original state as soon as possible and as far as feasible.

22.
Evacuation of the Rented Object

(a)
Not later than the expiration day of the tenancy period the Renter will clear out the rented object and will return tenure to the Company, free of any person and object (except the equipment and accessories belonging to the Company) and in good order and condition as was delivered to the Renter, except for reasonable wear.

(b)
Due to and for each day of delay in returning tenure of the rented object in contradiction with the aforesaid in item (a) above, the Renter will pay the Company rent for the whole month and the last of the tenancy period divided by the number 15 (fifteen) plus AVT by law. This payment that will be considered as a liquidated damages agreed in advance will not subtract from any other remedy the Company is entitled to by law and/or contract.

(c)
At the time of clearing out the representatives of the Company's and the Renter will edit a clear-out protocol where the deficiencies and the repairs that the Renter has to carry out in order to return the rented object in god order and condition and on time as agreed.

    Inspite of the aforesaid, the Company will be entitled to carry out the repairs on its own and the Renter will reinburse the Company its reasonable expenses due to the repairs as per the invoices submitted to the Renter by MATA"M. MATA"M will be entitled to retain the warranties dealt with in paragraph 10 until the completion of the repair jobs done by the Company and if necessary, the Company is entitled to make the warranties effective to cover its reasonable expenses as mentioned above.

23.
Representation Denial, the Renter's Employees

(a)
Nothing that has been said in this contract and/or the behavior of the parties under this contract, will be construed as qualifying one party to appear in name or on behalf of the other party, or as assigning the satatus of the other party's representative.

(b)
The employees of one party will not be considered employees of the other party under any citcumstance and for any purpose.

24.
Substantial Violation of the Contract

  Without subtracting from the prescriptions of the law, each one of the following actions or omissions will be considered a substantial violation of the contract by the Renter and will constitute a motive for immediate evacuation of the rented object and its return to the exclusive possession of the Company all following a written notification 21 days in advance unless the contract's substantial violation is repaired by the Renter to the Company's satisfaction until the time set in said notification:

  (a)
  Discontinuation of the Renter's activity for a period longer than 180 (one hundred and eighty) days except for force majeure only and/or, filing of an application for liquidation and the nomination of an official receiver on a fundamental part of the Renter's assets and the application or nomination, respectively, have not been cancelled within 120 days.

  (b)
  Delay in paying the rent including the complementary rent or in one of the other payments applicable to the Renter under this contract and/or its violation for a period longer than 30 (thirty) days from the date set for their payment as long as a notification was delivered to the Renter demanding the payments and the Renter did not comply within 7 (seven) days.

  (c)
  The transfer of the right to use or transfer or mortgage of rights or any part of them against the prescriptions of paragraph 14 above.

  (d)
  Incompliance by the Renter with its obligation to acquire insurance according to the prescriptions of the Insurance annex.

  (e)
  Not returning tenure of the rented object on time and in the conditions detailed in this contract.

  (f)
  Issuance of a decree regarding the Renter that contains an arrangement with the creditors and/or an arrangement in favor of creditors and/or receivership and/or bancrupcy and/or liquidation of any kind and/or closure of business in any way and the decree has not been cancelled in 60 days.

  (g)
  Cancelled.

  (h)
  Introduction of changes in the rented object that require early consent from the Company without obtaining consent in advance and in writing from the Company.

  (i)
  Incompliance with the undertaking of using the rented object for the purpose defined in this contract.

  This paragraph is not meant to prejudice the right of the Company to receive any other remedy that the Company is entitled to against the Renter by law and/or under this contract due to its violation.

25.
Early Evacuation or Abandonment

  In any case of clearing out or abandoning the rented object by the Renter before the end of the tenancy period or violation contract without the Company's written consent in advance, the Renter will continue paying rent to the Company as well as all other payments applicable to the Renter under this contract until the end of the tenancy period as if it kept holding and using the rented object, subject to the Company's obligation by law to reduce its losses. The prescriptions of this paragraph do not subtract from the Company's right to terminate the contract based on the aforesaid in paragraph 24 above.

  It is agreed and declared by the parties that this paragraph will not apply in case of force majeure (as defined hereinafter) that causes damage to the rented building such that prevents the possibility of using the rented object for the rental objective during a period of 6 (six) continuous months.

26.
Construction, Repairs, Improvements and Development Jobs

  Nothing that has been said in this contract will prevent MATA"M from installing facilities, building, repairing, improving and conducting development and construction jobs at the Center, except for the rented object, as long as it does not cause unreasonable disturbance to the Renter's plant. The Renter will not oppose to the above activities and will cooperate with the Company and/or with SHATA"M as aforesaid and on their account in anything related to their execution.

  It is agreed that the above mentioned jobs will be under the responsibility of the Company and on its account unless the parties agree otherwise in writing.

27.
Evidence and Amendment of the Contract

(a)
Any modification and/or addition to this contract will only be done in an explicit written document and with the signatures of the parties to this agreement.

(b)
The consent of a party to this agreement to deviate from its terms in a specific case or in a series of cases, will not constitute precedent and no analogy will be derived for the same case and/or for any other case in the future.

(c)
In the case that a party to this agreement does not apply, or is delayed in applying any of his rights imparted to him by this agreement, in a case or in a series of cases, it will not be seen as a waiver of any of his rights.

(d)
It is agreed by the parties that the receipt of a check or notes is not considered a payment until they are actually made effective.

28.
Jurisdiction

  It is agreed by the parties that any dispute and/or disagreement and/or judicial proceeding concerning this agreement and the consequent obligations will be decided and construed uniquely and exclusively by the Israeli Law and that the unique and exclusive venue is the Authorized Court in Haifa.

29.
Stamp Duty

(a)
The stamping expenses of this agreement will be on the parties in equal shares.

(b)
The stamp duty applicable to the aforementioned warranties (including the expenses for obtaining them) will be paid by the Renter.

30.
Secrecy (confidentiality)

  Throughout the validity time of the contract the parties undertake maintaining in secret all the drawings pertaining to the building, the storey and the systems, with the aim of preventing malicious sabotage in the building.

  In any case that such disclosure is imperative the parties undertake obtaining from the receptor of the drawings a written commitment to maintain their secrecy and return them upon conclusion of the necessity of keeping them.

  The parties also undertake to keep in secret the contract's terms except for commercial details as much as it is necessary by the external entity/ies or by the Renter's activity.

31.
Expansion of the Building

(a)
It is hereby agreed that within 9 months from the date of signing this agreement, namely until the          day                 , the Renter will have the right to request the construction of an additional office floor (sixth floor), with an area of 1,600 sq.m, according to the preliminary design. The Renter's request will be in writing.

(b)
If the Renter requests the construction of the additional floor within 3 months from the date of signing this agreement, there will be no delay in the contractual delivery date.

    If the Renter requests the construction of the additional floor within 3-6 months after signing this agreement, there will be a month delay in the delivery date, both the actual and the contractual.

    If the Renter requests the construction of the additional floor within 6-9 months after signing this agreement, there will be a two and a half months delay in the delivery of the rented object to the Renter, both the actual and the contractual. In such a case MATA"M will be entitled to inform the Renter on the advance of the delivery date by one and a half month (namely, a delay of one month only), and this as soon as possible after the early delivery date to MATA"M becomes known and in any case not later than 3 months before the early delivery date.

  (c)
  On the actual delivery date, and as a condition for it, the Renter will increase its warranties detailed in the above paragraph 13 of this agreement and also the rent payable in advance as per the above paragraph 8(c) of this agreement and also it will be entitled to an increase in the dedicated parking spaces proportionally to the increase in the building's area.

  (d)
  The additional floor will be added to the rented area and all the prescriptions of this agreement will apply to it for any purpose and issue.

  (e)
  The Company declares that there is the possibility of constructing an additional building at the empty area of about 2 dunams (approx. 0.5 acres) located on the east side of the planned building, as long as the additional building is a 5 storey house and with an area of at least 5,000 sq.m. The Renter is granted the option, throughout the tenancy period, of causing the additional building to be constructed by the Company as long as at least 5,000 sq.m of the additional building are added to the rented object (hereinafter: "The Option").

  (f)
  The Company undertakes abstaining from building on the area mentioned above in this item during a period of two years from signing this contract, unless for the purpose of constructing the additional building, as aforesaid. After the two years period, the Company will be entitled to construct the additional building and the Renter will be granted the right of first refusal to rent areas at the additional building in the terms proposed by the Company to any third party. If the Renter refuses, the Company will not be entitled to rent areas at the additional building in terms inferior to the terms proposed by the Company to the Renter, but only after it proposed these inferior terms to the Renter.

    It is agreed, that if the Renter requests the materialization of the expansion as aforesaid in this paragraph (f), the Renter will apply in writing to the Company, and the Company will inform the Renter, within reasonable time, whether there exist building rights at the Center with a capacity that permits the requested expansion. Whenever the Company intends to use building rights in a manner that jeopardizes the aforesaid expansion possibilities, the Company will inform so the Renter in writing and in advance, and will grant the Renter the opportunity of applying its right to construct the additional building as described above.

    If the Renter realizes the option, and subject to circumstances out of the Company's control, a contract is signed between the parties where the reward and the terms are stipulated as agreed by the parties, and which will be established by the same commercial terms usual in the construction of buildings at the same time at the Center, subject to external circumstances, including economic, business and commercial circumstances.

32.
Notifications and Warning

(a)
Every notification and/or warning and/or requirement sent from one party to the other in relation with this contract will be sent by special delivery mail, or handed over personally, by means of the parties' addresses detailed hereunder (or any other address on which a notification is delivered in writing), and the aforesaid notification or warning will be considered as delivered to the addressee upon its actual delivery—whether deliver personally or sent by the Israeli Mail—seventy two (72) hours after having been placed at the mail box with the mail fee fully paid in advance.

(c)
The aforesaid parties' addresses are—

(1)
The Company—24 Ha-parsim Str., Haifa.

(2)
The Renter—at the rented object.

33.
The parties declare and confirm that they have read the agreement including all its paragraphs and annexes and have understood its contents, nature and significance and agree to the stipulated therein.

34.
List of Annexes to the Agreement

"A"	—	The Technical Specification
"B"	—	The Conceptual Design
"C"	—	The Detailed Design (to be enclosed after its approval)
"D"	—	Quadruple Contract
"E"	—	Delivery Protocol (to be enclosed after being edited)
"F"	—	SHATA"M Agreement
"G"	—	Void.
"H"	—	Bank Guarantee Formula.
"H/1"	—	Bank Guarantee Formula for Modifications and Additions
"I"	—	Formula of Parent Company Warranty
"J"	—	Insurance Annex
"K"	—	Parking and Building Location Plan

And in Witness the Parties Sign:

THE COMPANY	THE RENTER

ANNEX A

TECHNICAL SPECIFICATIONS—ZORAN—WRAPAROUND WORKS

Industrial edifice construction in conformance with Israeli Standards and in accordance with the requirements, regulations and provisions of the Israeli competent authorities.

1.
Location:

  The site is located in the MATAM Park south eastern area, as per the attached drawing.

2.
Edifice Description:

  The overall edifice area is some 8,000 square meters, in 5 floors, with a an area of some 6,000 m2 each.

  The rented premises shall be handed over to the Tenant in a wraparound finish level and the public areas, including supplies and main structures to be connected from the relevant supplier's structures (the Electric Corporation, Bezeq, municipalities, energy center, and such).

  From the building exterior through the extremity of each and every floor core, and thus in conformance with the following specifications:

  a.
  The wraparound finish standard shall be of granite integrated precast (prefabricated) units, aluminum profiles glass combined screening walls, and fixed / opening windows.

    The external part of the entire edifice wraparound shall be performed in a comprehensive mode. The screening walls shall be performed in a complete manner, including insulation and gypsum internal coating, upon request. The windows shall be performed completely. The outside walls (precast) shall be performed as a whole in their exterior, except for the walls interior whitewashing;

  b.
  Upon request, the edifice roof shall be performed with thermal insulation, acoustics and sealing;

  c.
  Main edifice entrance lobby, complete including automatic main door (excluding counter);

  d.
  Stairwells complete;

  e.
  Three (3) elevators) for 13 passengers, complete according to sizes and loads required, and at a finish and high quality level, for 1.0 ton load. (One elevator for 1.5 ton load);

  f.
  Vacant vertical passages all along the edifice height (between the ground floor and the edifice roof), upon request. The passages shall be accessible from each and every floor. Upon all the installations terminations, the walls shall be sealed as required, using a fireproof product, in conformance with the firefighting authorities' requirements;

  g.
  All supplies and main structures, including high / deep voltage power supply, firefighting systems, drainage, sewage, water and hot and cold water supply to air conditioning system shall be compatible with the Tenant's requirements and meet the relevant Israeli Standard. The above- mentioned supplies and structures shall be provided up to the floor core extremity. Hot and cold water vertical piping system compatible to the pips 4 method, and vertical conduits for fresh air at the central shafts are included in this job;

  h.
  The public areas, including the stairwells, shelters (completed subject to the Rear Area Headquarters' directives), main lobby, toilet rooms, technical rooms and technical spaces, to meet requirements, shall be performed in a complete manner, and shall be installed with electrical systems, lighting, fireproof doors, fan and coil units in the main lobby, and firefighting systems (including sprinklers), finishing and various finish works;

  i.
  Preparations for public alarm systems, fire and smoke detection, which shall be performed from the edifice main central systems through the floor core extremity;

  j.
  Complete development works around the edifice, as per the Architect's design.

3.
Floors Details:

a.
Entrance, Ground floor:

    The entrance (ground) floor shall include a 200 m2 main lobby, shelters, elevators, stairwells, shafts and toilet rooms;

  b.
  Typical Floor:

    Shelters, elevators, stairwells, shafts and toilet rooms;

  c.
  Roof:

    Elevators machine rooms and technical rooms / spaces, as per the requirements, shall be located over the roof;

  d.
  Preparations for an additional floor:

    Gross floor height (above the final floor surface to the bottom concrete ceiling) shall not be less than 4.00 meters. The descending beams height shall not exceed 60 cm from the ceiling bottom; in any event, the bushing bush height shall not be less than 2.70 meters.

    Location of the edifice foundations constructive pillars and cores shall be designed in the best possible mode in order to allow for the internal areas flexibility and maximum utilization;

  e.
  Edifice façades:

    The wraparound finish shall be performed using granite integrated precast elements (prefabricated)—at the basic price of US$ 25/ m2—in the minimal quantities specified hereunder:

    —
    about 400 m2 of opening windows (insulating glass)—one opening window for every office room;

    —
    about 900 m2 screening walls and fixed window;

  f.
  The floors practical loads shall be as follows:

  —
  500 kg/ m2 at each floor, except for 600 kg/ m2 in a 500 m2 area at the ground floor and first floor;

  —
  the roof floor—according to the Standard requirements and/ or the equipment loads to be defined by Tenant;

  —
  the edifice foundations—reinforced concrete walls, pillars and beams;

  —
  the walls—terminal blocks or reinforced concrete ceilings are designed as per the loads specified above.

4.
Public Areas—Level Finish:

Main Lobby—Ground floor:
Tiling	:	Granite as per the Architect's selection, at basic price of US$ 25/ m2 ;
Coating	:	Granite as per the Architect's selection, at basic price of US$ 25/ m2 ;
Ceiling	:	Acoustic, made of perforated / mineral tin, as per the Architect's selection, at basic price of US$ 20/ m2 ;

2

Stairwells:

The stairwells shall be coated with indigenous stones of the Rimmon type, or similar, up to 1.10 meter height, including the stair steps. Beyond the height of 1.10 m., the walls shall be Polyssid whitewashed;
Elevators cubicles:
Walls	:	Glass / mirrors / stainless steel, as per the Architect's selection;
Floor	:	Granite;
Ceiling	:	Paint coated tin, as per the Architect's selection;
Shelters:
Performed as per the Rear Area Headquarters' directives.
Flooring	:	Granite porcelain / ceramics, as per the Architect's selection, at basic price of US$ 10/ m2 ;
Coating	:	Granite porcelain / ceramics, as per the Architect's selection, at basic price of US$ 10/ m2, up to 2.20 m. height;
Ceiling	:	Tin trays, as per the Architect's selection;
Fixed sanitary items	:	Class A, Charsa made;
Partitions	:	Built with granite porcelain / ceramics / modular partitions coating;
Surfaces	:	Caesar stone, or similar, as per the Architect's selection;
Doors	:	Lintel made of galvanized tin, wooden door and Formica coating.
5.
Electric Systems:

5.1
To complete;

5.2
A 150 KVA emergency generator shall be installed in the building, to service the entire building as backup for the public vital systems;

5.3
The comprehensive electric works are complete up to the floors core extremities, without electricity boards in the floors and without switchers;

5.4
Electric power is supplied to hired premises up to 3X250A, for every floor;

5.5
Firefighting and emergency address central systems shall be installed in the building, to monitor all the structure public areas. The said central systems shall enable connection to the Tenant's internal systems. The works are inclusive up to the floors core extremities. The Tenant shall perform, at his cost and under his responsibility, the connections between the central public systems and his own internal system (smoke detector and address system);

5.6
An area shall be allotted to UPS (without instrumentation, partition, cables and boards);

5.7
The earth connections shall be performed, to conform with the law and the Israeli Standards;

5.8
Thunderbolt protection shall be performed on the building roof, to conform with the law and the Israeli Standards;

5.9
Telephone and communication structures:

—
Ladders shall be performed in the main shaft, as preparation for communication cables (the latter to be performed by Tenant);

3

    —
    The edifice shall be connected to Bezeq, including main ramifications box; the preparatory piping system for each floor shall be performed up to the floor core extremity on the floor.

6.
Air Conditioning System:

6.1
Energy supply to the edifice air conditioning system shall be provided from MATAM (Energy Center) central air conditioning system. The system includes supply of cold and hot water up to each floor core extremity, including a room for the pumps, circulation pumps, vertical piping system, fresh air unit, service blowers and vertical conduits, up to each floor core extremity.

    Every floor air conditioning units, diffusion unit, every floor piping system and the monitoring system are excluded. Cooling supply to every floor of the premises for rent shall be up to about 100 tons of cooling supply;

  6.2
  Cool (at 85% efficiency level) fresh and treated (cooled or heated) air supply includes fresh air units and vertical conduits up to every floor core extremity. The fresh air supply shall be in quantities of about 25.0 c. f. m. air per person;

  6.3
  The central air conditioning system being sourced from the MATAM Energy Center is based on a four pipe system installation: 2 piping units for cold water and two piping units for hot water that connect the MATAM Energy Center to the edifice. There are cold water production units at the Energy Center, to which an energy reservoir is connected. Hot water is supplied by means of hot water boilers. The system is capable of supplying energy 365 days a year, 24 hours a day;

  6.4
  MATAM shall provide a cold water unit on the roof; such unit shall be designated for the computer room, on an area of up to 50 m2. The cold water system shall be performed up to the computer room extremity.

  6.5
  The system shall be backed up by a generator and shall be compatible for 24 hours a day operation. Parallelly, the computer room shall be also connected to the Energy Center main piping system.

7.
MATAM shall provide a main line of sprinklers in the vertical shaft, with ramification to every floor extremity point. The extremity shall be equipped with a sluice valve.

4

ANNEX D

QUADRILATERAL CONTRACT

Entered into and signed at:................., on...th day of month........, year 2005

Between:

MATAM, Haifa Industrial Data Center Ltd. Private Company No. 51-068740-3 ("the Company")
on the one hand
and:
ZORAN Microelectronics Ltd. Private Company No. 51-094944-9 ("the Tenant")
on the other hand

Between:	................................................................ Private Company #:................................ at:............................................................
(hereinafter referred to as: "the Other Contractor")
And:	ZORAN Microelectronics Ltd.............. Private Company #:................................ at:............................................................
(hereinafter referred to as: "the Tenant")

Whereas	on the date...................., a Contrat was signed between the Orderer and the Contractor (hereinafter the said Contract, complete with all its documents and annexes, shall be referred to as: "the Main Contract"), relating to the performing Works for the erection of an edifice building for rentals (hereinafter referred to as: "Premises for Rent"), as defined under the provisions of the Main Contract;
and whereas	the Contractor has yet to complete his Work in conformance with the Main Contract and he has not yet delivered it to the Orderer's to his satisfaction and he is still working at the Works site;
and whereas
on the date...................., a Contrat was signed between the Orderer and the Tenant (hereinafter referred to as: "the Tenancy Agreement"), according to which the Tenant shall rent the Premises for Rent which erection Works are being performed by the Contractor on behalf of the Orderer in conformance with the Main Contract;
and whereas
in conformance with the Tenancy Agreement, the Tenant is entitled to perform compatibility Works in the Premises for Rent, with the Orderer's approval, subject to a Quadrilateral Contract being signed between the Tenant, the Contractor on his behalf (hereinafter referred to as: "the Other Contractor"), the Contractor and the Orderer;
and whereas	on the date...................., the Orderer confirmed performance of the Tenant's Works, as specified hereinafter;
and whereas	the Tenant entered a contract with the Other Contractor for performing the said Works;
and whereas
on the date...................., the Agreement was signed between the Tenant and the Other Contractor (hereinafter referred to as: "the Subcontract") for performing the Works within the Premises for Rent (hereinabove and hereinafter referred to as: "the Work" or "the Works");

and whereas
according to the provisions and general and/ or specific terms and conditions of the Main Contract, the Subcontract and the Tenancy Agreement, the Contractor and the Tenant and the Other Contractor have undertaken to sign a Quadrilateral Contract with the Orderer;
and whereas	the Parties wish to enter a mutual Agreement in conformance with this Contract, all under the terms and conditions specified hereinafter;

THEREFORE, THE PARTIES HAVE AGREED, STIPULATED AND DECLARED AS FOLLOWS:

1.
The preamble in this Quadrilateral Contract constitutes an integral part thereof.

2.
The Other Contractor's Obligations:

2.1
The Other Contractor is under the obligation to perform the Work without causing the Contractor any delay whatsoever in performing his Works and his obligations under the provisions of the Main Contract subject to the confirmations he shall receive from the Superintendant, and he is under the obligation to comply to all the Contractor's instructions in this respect and in the matter of safety protection rules. The Supervisor shall arbitrate in the event that the Contractor's instructions do not concern these matters. The Contractor is under the obligation to avoid causing interferences to other contractors working at the building or its surroundings, all in compliance with the Supervisor's instructions;

2.2
Without derogating from the generalities stated hereinabove, and before performing the Works and at each stage thereof, the Other Contractor shall be under the obligation to coordinate performance timing and mode with the Contractor;

2.3
The Other Contractor is under the obligation to use the access roads in compliance with the Superintendant's instructions;

2.4
The Other Contractor is under the obligation not to use the elevator for the purpose of conveying loads;

2.5
The Other Contractor is under the obligation to pay to the Contractor, as specified under the provisions of Clause 11 hereinafter;

2.6
The Other Contractor is under the obligation to terminate the entire Works to the satisfaction of both Tenant and Orderer, and thus not later than on....................... (date) or before, as specified under the provisions of the Subcontract;

2.7
Without derogating from the generalities stated hereinabove and hereinafter, it is stressed that both the Contractor and the Other Contractor are under the obligation to work together and with the Tenant and the Orderer, with the view to complete the Work within the performance period, excellent quality and within the budgetary framework and at the Contract fee and without causing any delay whatsoever to the the Contractor's Works under the provisions of the Main Contract.

3.
The Contractor's Obligations:

3.1
The Contractor is under the obligation not to interfere with the additional Works performance, to cooperate with the Tenant and with the Other Contractor, and to allow them to enter the Premises for performing their Work without prejudice to his own timetable;

3.2
The Contractor's main obligations under the provisions of this Contract are as follows:

3.2.1
Coordinate working performance dates with the Other Contractor and enable him to perform the Works, subject to the provisions of both the Tenancy Agreement and all the Annexes thereto and the present contract. To avoid and and all doubt, "coordination of Works" as

2

    stated hereinabove shall only and solely mean the Contractor's approving the Other contractor's request to enter the Premises for performing the Works;

  3.2.2
  Supply to the Other Contractor containers for waste removal throughout his performance of the Works. The Main Contractor is under the obligation to remove the waste from the building site to authorized waste disposal sites;

  3.2.3
  Provide water and power to the Other Contractor, at his request;

  3.2.4
  Appoint a Foreman, in compliance with the 1988 Rules of Safety at Work (Construction and Building) until..................... (date), thus without derogating from the Orderer's obligations under the provisions of the Tenancy Agreement;

  3.2.5
  Provide Insurance as stated under the provisions of Clause 11 hereinafter;

  3.2.6
  Determine the regulations, if necessary, for the necessity to implement permanent and neat access roads for the various equipment and materials, for performing the Works;

  3.2.7
  Arrange for protection services at the work site.

4.
The Tenant's Obligations:

  Tenant is hereby under the obligation to pay to the Contractor the nominal consideration stated under Clause 7 hereinafter.

5.
The Other Contractor's Fee:

  The "Contract Fee" as defined under the Subcontract terms shall be paid to the Other Contractor, in compliance with the Subcontract terms.

6.
Sureties:

  It is hereby agreed that the sureties to be provided by the Other Contractor under the Subcontract terms, including the Performance Bond, the Lien Bond, the Advance Payment Warranty and the Bank Guarantee shall be issued to the Orderer and the Tenant and they shall be established to the name and benefit of the Orderer and the Tenant.

7.
The Consideration:

7.1
In consideration of the Contractor's obligation performance and for his services to the Other Contractor under the provisions of this Quadrilateral Contract the contractor shall be entitled to receive from the Tenant, as consideration, an amount in Shekels that shall be equal on the payment due date thereof to 3% (three percent) of the total amount of Approved Invoices payable by the Tenant to the Other Contractor. The said consideration shall be paid to the Contractor every month, in conformance with the previous month Approved Invoices, thus beginning on the date the Premises are made available to the Tenant through the date of completion of the Works in the Premises, as per the Superintendent's final and unequivocal decision;

7.2
The above-mentioned consideration shall be paid to the Contractor not later than on the third day of every Gregorian calendar month when the Works were performed.

8.
Additional Works:

  To avoid any and all doubt, it is hereby clarified that the Tenant is under the obligation to perform, among others through the Other Contractor, various additional Works at the work site throughout the Contractor"s performance period, such as: furniture, equipment, finish on the floors designated for offices and various additional works (hereinafter referred to as: "the Additional Works").

3

  The Contractor shall not interfere with the Additional Works performance, he shall work in cooperation with them, allow them to enter and operate at the site without prejudice to his own timetable. The Contractor shall inform the Tenant of every incident on the Other Contractor's part that might prejudice the Contractor's own performance schedule.

  The Contractor shall not be entitled to any additional consideration from the Orderer and/ or the Tenant on account of the said coordination and the integration in the timetable and Work of the Other Contractor and/ or other contractors on the Tenant's behalf, for performing the said Additional Works.

9.
Appointment of Chief Contractor:

9.1
The Contractor's obligations under the provisions of the present Contract shall not be valid unless performance of the Works is completed.

  For avoidance of any and all doubt, it is hereby clarified that the statements under the sub- Section hereinabove do not prejudice the obligations on the part of the Contractor and the Orderer when implementing the obligations for the period until................ (date);

9.2
Should the contractual agreement under the provisions of the Main Contract between the Orderer and the Contractor become terminated due to any cause whatsoever, the provisions under this Contract shall apply as a Tripartite Contract between the Orderer, the Tenant and the Other Contractor, thus without prejudice to the provisions under the Main Contract;

9.3
Should the Contractor's work at the site become terminated for any cause whatsoever, the Other Contractor and/ or an appointed contractor and/ or yet different contractor with whom a Tripartite Contract or a Quadrilateral Contract similar to the present Contract shall be entered into, and he will perform the Works at the site, simultaneously with the Works being performed as per the present Contract, becoming the Chief Contractor by Law, and all the statements under Clause 21 to the Main Contract General Terms concerning the building performer and Foreman shall apply to the Other Contractor or to the Appointed Contractor who shall become Chief Contractor. In such an instance, the Superintendent shall determine the identity of the Contractor who will become Chief Contractor, and his decision shall be final and absolute.

10.
Miscellaneous:

10.1
The Parties agree that the Orderer and/ or whomever on his behalf shall be entitled at all times to issue instructions to the Other Contractor, regarding the Works performance mode and/ or the use of installations, and the Other Contractor shall be under the obligation to execute the said instructions entirely, all subject to the provisions under this Contract, the Tenancy Agreement and Technical Annex;

10.2
The Parties further agree that the Orderer and the Tenant shall be entitled, at any time they believe, under their own sole consideration, that the Other Contractor has breached his obligations under the provisions of the Subcontract and/ or the present Quadrilateral Contract, to instruct the Other Contractor to immediately terminate his Work. In the event that the Other Contractor does not correct the breach within 14 (fourteen) days, the Orderer and the Tenant shall be entitled to cancel out the Quadrilateral Contract, with the Superintendent's approval, thus by giving notice in writing to the Contractor, the Tenant, and the Other Contractor;

10.3
As from the date of cancellation notice, as stated under Clause 10.2 hereinabove, the present Quadrilateral Contract, and the Tenant shall be entitled to choose another, new contractor who would replace the Other Contactor who had breached his obligations as stated. In such an instance, the Contractor shall be under the obligation to enter into another, new Quadrilateral Contract similar to the present one, with the other, new Contractor and upon the relationship between the New Other Contractor and the Contractor the provisions under the Main Contract

4

  would apply with the call for alterations. The above statement does not prejudice the Orderer's other rights under the Tenancy Agreement and/ or under the Law;

10.4
To avoid any and all doubt, it is hereby clarified that the Subcontract is considered as part of the present Quadrilateral Contract inasmuch as it does not include obligations towards the Orderer and the Contractor;

10.5
To avoid any and all doubt, it is hereby declared and agreed that as from the Quadrilateral Contract cancellation date by the Orderer and the Tenant the Contractor shall not be entitled to demand from the Orderer and/ or Tenant and/ or any other body any additional consideration whatsoever and/ or other payment whatsoever and/ or demand expenses refund whatsoever on account of services he provided the Other Contractor with and/ or for his obligations towards him and/ or in connection with the said site Contractor, including in connection with cancellation of the Quadrilateral Contract entered with him and/ or regarding cancellation of the Subcontract itself;

10.6
To avoid any and all doubt, Tenant hereby declares that he / she shall have no claim and/ or complaint towards the Orderer in the event of the said Quadrilateral Contract cancellation;

10.7
In all matters concerning the relations between the Contractor, the Other Contractor, the Tenant and the Orderer, the provisions under the bilateral contracts between them shall prevail over the provisions of the present Contract, except for the provisions under the Quadrilateral Contract annexed to the Main Contract over which the provisions under the present Contract shall prevail.

11.
Insurance:

11.1
14n (fourteen) days prior to commencing performance of the Works, the Tenant is under the obligation to deliver a written notice to the Contractor, with details of the Work, its value and the anticipated time of completion.

  The Contractor undertakes that from the beginning of Work and up until............. (date—with the added maintenance period), he shall insure the Work in the framework of an All Risks Contractors Insurance (Property + Third Party + Employers' Liability), including coverage specified under sub- Clause 11.2 hereinafter;

11.2
Tenant shall undertake to update the Contractor concerning the changes applying (if any) to the scope of Works, and the Contractor shall update the Insurers and handle issuance of the addenda compatible with the coverage. The coverage shall include as follows:

11.2.1
Light equipment and installations—US$ 50,000;

11.2.2
Property in transfer and outside the yards—US$ 50,000;

11.2.3
Third Party, with limited liability of not less than US$ 2,000,000 per event and lump sum for the insurance period, to include a Cross Liability Clause;

11.2.4
The Tenant and/ or the Orderer and/ or the Other Contractor and/ or the Subcontractors shall be included as the insured;

11.3
The Contractor undertakes to issue the coverage documents suitable for the provisions under Clause 11 hereinabove and hereinafter, prior to commencing the Works;

11.4
Should the Tenant and/ or the Other Contractor so request, the Contractor is under the obligation to deliver to them a copy of the All Risks Contractors' Insurance that he has purchased, and the Other contractor confirms and declares that up until the date of commencing the Work he shall study thoroughly the terms and scope of the All Risks Contractors' Insurance, including procedure of completion of the Works and the conditions relating to security at the site, and that he shall have no claim concerning the Insurance type and/ or scope.

5

  The Other Contractor and the Tenant shall be entitled to purchase at their cost additional and complementary Insurance that they deem necessary if they believe that the said additional and complementary Insurance is required.

  It is hereby explicitly agreed that the Contractor's purchase of the All Risks Contractors' Insurance does in no way impose liability on him and/ or the Orderer.

  The Parties to the present Contract are under the obligation to implement all the All Risks Contractors' Insurance terms and conditions and to notify the Contractor immediately of any event known to them that might constitute a cause of action according to the Contractors' Insurance. The Parties also undertake to work together as much as required for materializing an Insurance claim in the All Risks Contractors' Insurance framework.

  The Other Contractor shall bear payment of the self- participation amounts that, according to the Orderer's decision and upon his determination, were not insured under the All Risks Contractors' Insurance. These amounts shall be deductible from any amount due to the Other Contractor on account of the Works.

  In the instance of loss and/ or damage presumably covered by the said All Risks Contractors' Insurance, the Tenant shall be under the obligation to claim the said loss and/ or damage from the Insurers, and he / she hereby relieves the Orderer, the Contractor and the Other Contractor from the responsibility to pay for the loss and/ or damage at the Insurance compensations rates that shall actually be paid to him by the Insurers—from the date the Insurance compensations were paid to him.

  To avoid any and all doubt, it is hereby explicitly agreed that payment or non- payment of whatever Insurance compensations by the Insurer, shall not relieve the Other Contractor from his liability imposed on him under the provisions of the present Contract, or by Law, including—in the event that the Insurance does not cover the cause of action or in the event that the Insurance compensations are insufficient to cover the injury and/ or damage caused and/ or claimed and/ or ruled by the Court or any other event.

12.
The costs of stamping this Contract shall apply to the Other Contractor.

13.
For the purpose of this Contract, the Parties' addresses shall be as follows:

Orderer	:	24, Haparsim Street, Haifa
Contractor	:	............................................
Tenant	:	............................................
Other contractor	:	............................................

IN WITNESS THEREOF, THE PARTIES HAVE SIGNED ON THE ABOVE DATE AND SITE:

Orderer	Contractor	Other Contractor

Tenant

6

ANNEX F

CONTRACT

        Entered into and signed at: Haifa, on ..........th day of month ...................., year ....................

Between:

MATAM, Haifa Industrial Data Center Ltd.
(hereinafter referred to as: "MATAM")
on the one hand
and:
............................................... (hereinafter referred to as: "the Tenants on the other hand

Whereas	MATAM is the owner of the rights at the Haifa Industrial Data Center (hereinafter: "the Center");
and whereas	MATAM has built, is building and causing to build and develop at the Center for the Tenants' use therein;
and whereas	MATAM is the owner of the assets situated at the Center that are used for servicing the various Tenants;
and whereas	MATAM has a special interest to implement and normally provide services to all the Center Tenants;
and whereas	the Parties wish to set up a Service Company that would arrange and offer services at the Center, both to the plants that constitute a Party to this Contract and to the Center future Tenants;

THE PARTIES HAVE THEREFORE STIPULATED AND AGREED AS FOLLOWS:

1.
The Preamble to this contract constitutes an integral part thereof and shall be considered as included therein.

2.
Definitions in the Contract are as defined hereinafter:

Assets	—	All the assets assigned to service the Center Tenants, including fences, lighting installations, roads, sidewalks, gardens, irrigation equipment, water mains, sewage mains, fire extinguishing, cooling towers, machinery room structure, transformation structures and all equipment, machinery and accessories found therein;
Equipment	—	Part of the assets specified under Annex A and being transferred to ownership of the Service Company;
Optional Equipment	—
The said part of assets used solely and only by those who receive the optional service (including the machinery room and all the equipment and accessories included therein, the transformation and transformers connected thereto, and all the piping system connected with rendering the service).
3.
The Parties shall establish a Private Company which target shall be to maintain and operate the assets and render the service to all Center Tenants, under the terms to be specified hereafter under the provisions of this Contract.

4.
The Parties explicitly agree that the principles concealed in this Contract shall serve as a binding basis to the Memorandum and Statutes of Association of the Service Company to be soon erected.

5.
The Service Company shall be responsible for providing the Center Tenants with the following services:

a.
Supply of air conditioning, compressed air, heating (hereinafter: "the Optional Service"), for those Tenants who shall ask to obtain this service.

    The Parties agree that the Service Company shall render the Optional Service to every Tenant who, in the context of the Agreement he signed with MATAM, has concluded that this service would be rendered to him.

    Also, the Parties agree that any Tenant who asked to obtain the Optional Service would not be able to withdraw from receiving the service after he signed the said contract with MATAM, and he shall be obligated to pay the full price for the Optional Service;

  b.
  General maintenance of the Center, the buildings serving the Center, the existing equipment at the Center' roads' sidewalks, gardens, lighting, water mains, sewage mains. Fences as well as security services, cleaning and a clinic at the Center (hereinafter: "Mandatory Services"). The Service Company can decide what would be the additional services rendered to the Tenants that would become mandatory.

    The Service Company Mandatory Services are considered compulsory and shall be given to all the Tenants within the Center area, with no exception.

6.
The Service Company is under the absolute obligation to operate in good order the assets and/ or equipment, including the optional equipment, through proper maintenance as required to ensure this obligation, and also through reconditioning and/ or replacement and/ or completion of the said assets and/ or equipment, thus to ensure their proper operation.

7.
The Service Company shall bear all the expenses and investments required for giving the services and ensuring the Company's adequate operation as mentioned under the provisions of this Contract, among others and including:

a.
The expenses and departures, direct and indirect, substantially involved in giving the services;

b.
The funds and investments required for protecting the assets, the maintenance and/ or replacement and/ or reconditioning and/ or completion thereof, if need should arise;

c.
Investments in a fund for equipment renewal;

d.
Expenses, departures and payments, which were not mentioned hereinabove and connected with the Service Company operation.

8.
Should it be required to do so, the Service Company shall care, in person and through its own initiative, obtain from the competent authorities all the required licenses, and it shall bear all the expenses thus incurred.

9.
The Service Company shall employ an employee and/ or employees of its own, to fulfill its functions.

10.
The Parties hereby explicitly agree that the Service Company shall bear all responsibility with regard to any damage that may be caused to its employees, its delegates, and any damage that may be caused to any Third Party and/ or any other agency and/ or corporation whatsoever and/ or the representatives thereof and/ or employees and/ or delegates relating to all the operations deriving and/ or involving and/ or connected to the Service Company operations.

11.
The Service company is under the obligation to insure its employees at its own cost, through an Employers' Liability Insurance; also, insure through a Third Party Liability against any damage that may be caused to any Third Party, including MATAM, its customers and any other individual and/

2

  or any other agency and/ or corporation, resulting from any negligent operation and/ or failure that may be made under the provisions of this Contract and/ or outside thereof.

12.
The Service Company, immediately upon its being set up, shall insure the machinery room, building 4 and the transformers booths and/ or any other structure (hereinafter: "the Structures"), that will be delivered for the Service Company's use, as well as all the machines, instruments and any other and/ or additional attachment delivered by MATAM to the possession and use by the Service company.

  The Service company shall insure at its cost the Structures and equipment against risks of fire, breakage cover that would enable renovation of the equipment to its former status, earthquakes, floods in regular industrial structures and also against additional special risks deriving from manufacture processes and storage of materials as shall be performed by the Service company.

  The Policy amount in establishing value, as will be from time to time, shall be adjusted among the Parties to the present Contract and the Service Company undertakes that the said Policies shall remain valid throughout the entire Contract period.

  The Service Company shall pay the insurance premiums on the Insurances mentioned hereinabove and it shall be under the obligation to submit to MATAM, upon request, the said Insurance Polices and/ or any part thereof, and the receipts to evidence payment on the said insurance premiums.

  Without prejudice to the generalities mentioned hereinabove and in order to ensure that the statements, the Service Company and MATAM shall be mentioned as beneficiaries on all the Policies, all the funds to be received shall be consecrated to restoring the Structures and the equipment to their former state.

  Without prejudice to the generalities mentioned hereinabove, the Service Company shall undertake that all its employees and/ or those on its behalf in the Structures area and/ or the Center, shall be under its obligation alone, and MATAM shall not be in any way whatsoever responsible for them.

  Also, it is explicitly agreed that any injury that may be caused to any individual whatsoever or to any asset, resulting from a Service Company operation, shall be under the exclusive responsibility of the Service Company and it shall indemnify and compensate MATAM with no exception for any complaint and any claim that may be filed against MATAM.

  The Service Company shall be responsible toward MATAM and towards any Third Party for any damage or loss that may be caused to the Structures and or the other structures and also/ or to its property for whatever cause whether it is connected, involved or deriving from the Service Company direct or indirect operations in the Structures and/ or equipment and/ or in the context therein.

  At any rate, the Service Company is hereby under the obligation towards MATAM and shall indemnify it for any damage or loss and also/ or any claim to pay indemnification from any individual or agency whatsoever who would obtain a final ruling against MATAM or as a result of a claim that would be filed against MATAM in the above- mentioned context and would bring about a final ruling against MATAM.

  The Service Company undertakes, immediately upon its foundation, to purchase Insurance against all the said damages with an Insurance Company, and deliver a copy of the Insurance Policies to MATAM.

13.
Tenants shall bear directly all the obligations imposed on the Service Company under the provisions of this contract, thus until the final establishment of the Service Company and until the Service Company has adopted the provisions under the present Contract.

3

14.
It is unequivocally declared that the Service Company is responsible towards the Tenants and towards MATAM for rendering services and overall maintenance to the Center including everything therein, and that MATAM is not responsible and/ or not under the obligation to provide any service and/ or maintenance whatsoever in the event that none of the contracts include an obligation on MATAM part to provide either service and/ or maintenance. Signature on a contract voids the provisions under a previous contract and unconditionally releases MATAM from the said obligation. The Service Company shall indemnify MATAM for any damage and/ or claim filed in connection with rendering and/ or not rendering services at the Center.

15.
Without prejudice to the generalities stated under the previous Clauses, the Service Company shall indemnify MATAM for all the expenses it incurs on account of the amounts it would be obligated by the Courts to pay in conjunction with operations and/ or failures performed by the Service Company and/ or its employees, users, agents, representatives and/ or any other individual outside this Contract.

16.
Tenants shall pay to the Service company services fees that shall be defined every year by the Service Company and at the dates to be fixed, according to the following key:

a.
For Optional Services :

    According to the ratio between the plant area and the area of all the plants together that are using the Optional Services.

    Any plant that does use the Optional Services shall be exempt from pay the said part of service fees that apply to the Optional Services;

  b.
  For Mandatory Services :

    According to the ratio between the plant area and the total Premises area at the Center;

  c.
  For Special and Specific Services :

    According to the pricelist to be defined for the service by the Service Company.

17.
It is explicitly hereby agreed that when calculating the service fees for each of the above- mentioned services, all the expenses, direct or indirect, involved in the rendering of said services shall be taken into consideration.

18.
The Optional Services users are under the obligation to allocate payments for the Equipment Renewal Fund at rates that shall be based on equipment decrease within 7 years, thus in addition to the above- mentioned service fees, for every and each month.

  In the event that funds that the Service Company has set aside in this matter, are in due course insufficient to renew the equipment and/ or part thereof, the Optional Services users shall be under the obligation to immediately complete any amount required for renewing the said equipment. The allocations and completions hereinabove shall be performed by every Tenant, in conformance with the key specified under Clause 16(a) above.

19.
MATAM shall transfer to the Service Company ownership equipment at the price that was estimated at IL. 9,500,000 by the Assessor, Dr. Smeltz.

20.
MATAM shall give the Service company an owners' loan of IL. 9,450,000, under the following terms:

a.
The loan shall be not repaid to MATAM, only except upon the Company's liquidation;

b.
The loan shall bear a yearly interest of 1% rate, one half of which shall be linked to the Customer Price Index, whereas the basic Index is that of June 1976;

4

  c.
  The Service Company shall pay to MATAM the interest and linkage thereof in monthly and consecutive payments at the beginning of every month.

21.
It is explicitly agreed that MATAM shall be entitled to enjoy the services offered by the Service Company and shall be exempt of any payment to the Service Company whatsoever on account thereof, both for the Optional Service and the Mandatory Services.

22.
The Service Company capital stock shall be of IL. 50,000 (fifty thousand Israeli Lira), divided into:

a.
100 management shares, each of IL 1.— The management shares rights shall be as follows:

(1)
Voting rights at the General Assemblies and Board of Directors Assemblies;

(2)
Right to convene and hold any Board of Directors Meeting of the Service Company;

(3)
Right to convene and hold any General Assemblies of the Service Company.

b.
For the sake of holding a quorum at the Company Board of Directors Meetings and General Assemblies, at least 60% management shareholders must be present;

c.
MATAM shall be allotted 50 management shares;

d.
The remaining 50% management shares shall be allotted among all the Tenants according to the ratio between the area held by every Tenant and the overall Center Premises for Hire, as it appears from time to time (hereinafter: "the Tenants' Shares");

e.
The Tenants' Shares shall be consigned with a trustee agreed upon (hereinafter: "the Trustee"). Every year and/ or after the admission and/ or the departure of a Tenant from the Center, the Trustee shall decide the voting rights for every Tenant at the Center;

f.
49,900 regular shares, each of one Lira, bestowing to the shareholders the right to the Company's profits and division of the Company's excess in case of liquidation; these shares shall be allotted as follows:

(1) MATAM	49,899 shares
(2) The Economic Co.	1 share
23.
In the event that addition and expansion beyond and over the plants and the structures that existed at the Center as at 1.8.1976, and should MATAM decide to add any equipment, the said equipment should be delivered by MATAM to the Service Company on exactly the same terms and conditions according to which the equipment subject-matter to this Contract was delivered, provided that MATAM be given the right to collect monies from a newly admitted Tenant and/ or an existing Tenant who would rent additional areas in the Center, thus in consideration for his right to enjoy the Service company Optional Services.

24.
It is explicitly agreed that the Service Company shall be under the obligation to affiliate any plant and/ or Tenant who would sign a Tenancy Agreement with MATAM, thus in conformance with the existing standards and principles that are customary at the Service company at the said time period.

25.
It is explicitly agreed that the final settling of accounts with a departing Tenant who used the Optional Services at the Center shall be performed on the basis of the following formula:

(Area of the Departing Plant Area of the Optional Sce Participants	×	Equipment at foundation value - (Equip. value + Value of Principal

  If the amount resulting from the said formula when calculating from right to left is positive, the said amount should be credited to the departing plant, and if negative, it should be debited to the

5

  departing plant, which would have to pay the said entire amount to the Service Company upon leaving the Center.

26.
It is explicitly agreed that when a newly admitted Tenant at the Center or a Tenant who is renting new areas and wishes to use the Optional Service, he would pay the Service company according to the same principles according to which the existing plants are paying. However, in the event of a need to complement monies as stated under Clause 18 hereinabove, the new Tenant shall pay a smaller amount in relation with the difference in foundation values from the date of his admission to the event date and the foundation value on the event date.

27.
It is explicitly agreed that all the generalities and payments including the generalities and payments concerning the Service Company equipment replacement and/ or the debit and/ or credit of the departing Tenants from the Center and/ or being admitted to the Center, shall apply on all the Tenants present at the time of signature of this Contract and all the potential future tenants.

28.
Tenants are under the obligation to implement in full all the Service Company decisions in their entity, and explicitly declare that they know that the Service Company has the authority to cease rendering the service to the Tenant who does not implement the Service Company decisions, thus without prejudicing any one of the rights of the Service Company and/ or MATAM and/ or the other firms that are fulfilling their duties under the provisions of the present Contract.

29.
To ensure the Tenants' obligations as stated under the provisions of this Contract, and especially to ensure performance of the payments and debits charged to the Tenants upon the equipment replacement and/ or renewal and/ or at the time of departure, the Tenants shall consign with MATAM two (2) promissory notes, as follows:

a.
One promissory note for the purpose of performing ongoing payments;

b.
The second promissory note to cover the imparity at the departure time from the Center;

c.
Power of Attorney in favor of MATAM, to fill the above- mentioned promissory notes with the amounts and maturity dates, and collect the said debt in favor of the Service Company.

  It is explicitly agreed that only in the event that a Tenant does not fulfill his obligations under the provisions of this Contract, MATAM shall be entitled to hand over the promissory notes to the Service Company, so that it is in a position to materialize the Tenants' debts, thus without any prejudice to any right from the rights of the Service Company and/ or MATAM.

30.
To avoid any doubt, the Tenants are hereby under the obligation towards MATAM to bear all the expenses and motions of any kind and type whatsoever that are required and involved in the Service Company proper operation.

31.
Disputes with the Service Company, which are not resolved shall be brought to the ruling of a single Arbitrator to be appointed by the Parties, and if still unresolved, to the decision of an Arbitrator to be appointed by the Mayor of the City of Haifa.

32.
The Parties declare that upon signing the present Contract, all previous arrangements and/ or agreements shall be automatically cancelled, in connection with the Service Company, and that this Contract is unique and binding the signatories concerning the Service Company, and it shall become valid as of 7th June 1976.

33.
Any notification from any of the Parties to any other under the provisions of this Contract shall be dispatched by registered mail to the addressee, according to his address as mentioned in this Contract, and it will be considered as having been duly received 48 hours following dispatch.

6

  The Parties' addresses for the purpose of this Contract:

  Haifa Industrial Data Center Ltd., MATAM, Haifa
  ............................................, MATAM Haifa.

34.
Cost o stamping the Contract shall be proportionally divided among all the Center Tenants and shall be paid by them.

IN WITNESS THEREOF, THE PARTIES HAVE SIGNED AS FOLLOWS:

At Haifa, on this....th day, of month....................., Year..........

Haifa Industrial Data Center Ltd.

7

ANNEX H

Date:................................

Messrs.
MATAM, Haifa Industrial Data Center Ltd.
MATAM Postal Agency 31905
Haifa

  Re: BANK GUARANTEE

As requested by: ........................ (hereinafter referred to as: "the Applicants"), we are under the obligation to pay you any amount up to the sum of NIS. ...................... (...................... New Shekels) only (hereinafter referred to as: "the Amount Pledged") that you will request in relation with the Contract dated ......................., thus within 5 (five) days from the date of your first demand in writing directed to us without imposing on you any obligation to establish or evidence any justification for this, your request.

The Amount Pledged, and any unpaid amount thereof, shall be linked to the Israeli Consumer Price Index as follows:

(1)
If it should appear that on the mature date of actual payment, as per this Letter of Guarantee, that the Israeli Consumer Price Index on the date the payment was actually performed (hereinafter: "the New Index") has increased over ................ points (hereinafter: "the Basic Index"), we shall pay you the Pledged Amount, or any part thereof, as increased by the maximum rate of the increased New Index versus the Basic Index, all as per the highest rate.

(2)
For the purpose of this, our guarantee—the New Index—the Israeli Consumer Price Index known on the date payment is actually performed, as published by the Central Bureau of Statistics and/ or any competent agency that should replace it prior to the date that payment is actually performed.

Any amount requested shall be paid to you without having to impose on you the necessity to first justify your request, and without the obligation for you to demand payment from the Applicants, first, subject to the entire amount that we should have to pay under this, our guarantee, does not exceed the Amount Pledged linked as state hereinabove.

This, our guarantee shall stand for the period up to ........................ (date) inclusively, and any demand behalf thereof that is received after this date shall not be consented to.

This guarantee is Irrevocable and without any condition.

This guarantee cannot be endorsed and/ or transferred.

Yours Faithfully,

Bank

ANNEX H-1

Date:................................

Messrs.
MATAM, Haifa Industrial Data Center Ltd.
MATAM Postal Agency 31905
Haifa

  Re: BANK GUARANTEE

As requested by: ........................ (hereinafter referred to as: "the Applicants"), we are under the obligation to pay you any amount up to the sum of NIS. ...................... (...................... New Shekels) only (hereinafter referred to as: "the Amount Pledged") that you will demand concerning payment for a request for changes and additions to the Contract dated ......................., thus within 5 (five) days from the date of your first demand in writing directed to us without imposing on you any obligation to establish or evidence any justification for this, your request.

The Amount Pledged, and any unpaid amount thereof, shall be linked to the Israeli Consumer Price Index as follows:

(1)
If it should appear that on the mature date of actual payment, as per this Letter of Guarantee, that the Israeli Consumer Price Index on the date the payment was actually performed (hereinafter: "the New Index") has increased over ................ points (hereinafter: "the Basic Index"), we shall pay you the Pledged Amount, or any part thereof, as increased by the maximum rate of the increased New Index versus the Basic Index, all as per the highest rate.

(2)
For the purpose of this, our guarantee—the New Index—the Israeli Consumer Price Index known on the date payment is actually performed, as published by the Central Bureau of Statistics and/ or any competent agency that should replace it prior to the date that payment is actually performed.

Any amount requested shall be paid to you without having to impose on you the necessity to first justify your request, and without the obligation for you to demand payment from the Applicants, first, subject to the entire amount that we should have to pay under this, our guarantee, does not exceed the Amount Pledged linked as state hereinabove.

This, our guarantee shall stand for the period up to ........................ (date) inclusively, and any demand behalf thereof that is received after this date shall not be consented to.

This guarantee is Irrevocable and without any condition.

This guarantee cannot be endorsed and/ or transferred.

Yours Faithfully,

Bank

ANNEX J

ANNEX MATAM INSURANCE

A.
Without derogating from the Tenant's obligations under the present Contract and according to the Law, prior to commencing the performance of any works whatsoever in the premises for hire that are not parallelly included in the works framework, whether they are performed by the Tenant, and also / or on his / her behalf and also / or on his / her account (except for the works performed by MATAM), the Tenant is under the obligation to prepare at his / her expense and under his / her responsibility, an "Insurance for Works under Erection" (as specified hereinafter, after this Section), in relation to all works performed in the premises for hire by him / her, and also / or on his / her behalf and also / or on his / her account (except for the works performed by MATAM). The Insurance for Works under Erection shall be made out to the name of Tenant, Contract ors and subcontractors and MATAM, for the period throughout the works performance, and in addition thereto throughout the inspection period that shall not be less than 12 months from the said works termination date and shall include the following Insurance Sections:

(1)
Chapter 1—

    All Risks Insurance covering full value of the entire Tenant's works being performed in the premises for hire. This Chapter shall include a clause relating to waiving substitution towards the remaining edifice tenants and occupants (whose property Insurance also include a parallel waiver towards the Tenant), on account of any damage they may cause, except for damage caused through malicious intent. The Chapter shall include an explicit extension concerning the property where work is being performed and also / or the adjoining property, with limited liability of no less than US$ 100,000 (one hundred thousand US dollars) on first damage basis;

  (2)
  Chapter 2—

    Insurance to cover Third Party Liability, liability of no less than US$ 1 mio. (one million US dollars). This Section shall include a cross liability clause, according to which the Insurance shall be considered as having been made separately for each of the insured's individuals. Also, and in order to avoid any and all doubts, it shall be mentioned that MATAM's property that is not under the Tenant's control and/ or holding shall be considered as Third Party's property in the matter of this Chapter;

  (3)
  Insurance coverage for Employers' Liability on account of liability towards all those employed in performing the works, with limited liability of no less than US$ 5 million (five million US dollars) per case and per period.

    This Insurance shall not include and limitation concerning Contract s, subcontractors and their workers, as well as youth employment.

    The Insurance covering Works under Erection shall include an explicit condition according to which it precedes any Insurance made by MATAM.

B.
The Tenant is under obligation is issue to the Company—without any need for request or demand on the Company's part, and no later than on the tenancy commencing date or on the date any works whatsoever are commencing at the premises for hire (the sooner date)—a confirmation concerning the Erection Insurance purchase, according to the formulation "Erection Insurance Confirmation", as signed by the Insurer, according to the Law.

  The Tenant declares that he / she is aware of the fact that issuance of the said "Erection Insurance Confirmation" is a suspending and prerequisite condition for his / her performance of works in the premises for hire and also / or for giving a borrowing period, and in the event that the said confirmation was not issued prior to the said date, the Company shall be entitled to prevent the Tenant from performing the works at the premises for hire.

C.
Without derogation from the Tenant's undertakings under the provision of the present Contract and under the Law, prior to the Tenant's business date at the premises for hire or prior to the date of bringing in whatever assets into the premises for hire—the sooner among both dates—the Tenant undertakes to purchase and implement—at his / her own cost and under his / her responsibility throughout this Contract duration—the Insurance s specified hereinafter following this Section (hereinafter referred to as: "Insurance of the Premises for Hire"), with a competent and reputed Insurance Company:

(1)
Insurance to cover the premises' contents, equipment serving the premises for hire owned by the Tenant and also / or under his / her responsibility, and is located outside the premises within the area range, as well as any repair, change, improvement, renovation and addition to the premises, that were performed and/ or shall be performed by the Tenant and/ or on his / her behalf, and also furniture, equipment, installations and inventories of any type and kind whatsoever, against loss or damage due to fire, smoke, lightening, explosion, earthquake, riots, strike, willful damage, flood, storm and tempest, impact by vehicle, impact by airplane, water damages, power damages, broken glass and burglary;

(2)
Insurance covering Consequential Loss caused to the Tenant following loss or damage pursuant to the risks specified under sub- Section C(1) above, that may be caused to property as specified under sub- Section C(1) above and/ or to the building structure, and thus in the appropriate amounts of Insurance and for suitable periods of indemnification.

    The Tenant is entitled not to purchase this Insurance ; however, in such an instance, the provisions under Section E hereinafter shall apply, as if the said Insurance for Consequential Loss had been purchased by the Tenant;

  (3)
  Insurance for Third Party Liability, with limited liability of no less than an amount equal in NIS (New Israeli Shekel) to US$ 1 million (one million US dollars) per event; this Insurance is not subject to any limitation concerning liability due to five, explosion, fright, hoisting, loading and unloading instruments, defective sanitary installations, poisoning, any food or drink hazard, as well as claims made by the National Security Fund. The Insurance shall be extended to indemnify MATAM and also / or the Management Company for their liability as the premises' owners and also / or as owners of other rights in the premises and also / or as the premises' management and also / or as providers of services in the premises—thus subject to the Clause according to which the Insurance shall be considered as having been separately purchased for each of the Insured's individuals;

  (4)
  Insurance for Employers' Liability on account of the Tenant's liability towards all those he / she employs or on his / her behalf, within the liability limitations generally acceptable on the Israeli Insurance market at the time of the Insurance purchase and / or renewal. The said Insurance shall not include any limitation with regard to Contract ors, subcontractors and their workers, decoys, poisons and employment of youth.

  The Insurance s for the premises shall include an express condition according to which they precede any other Insurance purchased by MATAM and also / or the Management Company. Also, the Insurer undertakes that the policies shall not be diminished, not cancelled and not expired unless the Tenant has received the Company's approval, in writing and in advance, to reduce or cancel the said policies.

D.
The Tenant is under the obligation to update the Insurance amount on account of the Insurance that was purchased under the provisions of Clause C(1) hereinabove, from time to time, so that the said amounts reflect at all times the insured property's full value.

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  The Tenant is under the obligation to use the funds received from the Insurance Company on account of the Insurance stated under Clause C(1) hereinabove, only for the purpose to immediately restore the damages covered by the said Insurance.

E.
The Tenant declares that he / she will have no claim and/ or demand and/ or complaint versus MATAM and/ or the Management Company, on account of damages for which he / she is entitled to indemnification, as per the Insurance purchase in conformance with Clauses C(1) and C(2) hereinabove (or that he / she would have been entitled thereto if it were not for his / her self participation for excess Insurance), and he / she hereby releases MATAM and/ or the Management Company of any liability to the said damage. The provisions under this Clause shall supplement (rather than prejudice) any other provision under the present Contract, with regard to liability discharge towards MATAM and/ or the Management Company;

F.
Without the need for any request on the Company's part, the Tenant is under the obligation to hand over to the Company—not later than the Tenant's business opening date at the premises for hire or prior to the date of bringing in whatever assets into the premises for hire (the sooner date) a purchase confirmation concerning the "Premises for Hire Insurance Confirmation", as signed by the Insurer according to the Law.

  The Tenant declares that he / she is aware of the fact that issuance of the said "Premises for Hire Insurance Confirmation", is a suspending and prerequisite condition for handing over holding of the premises for hire and also / or bringing in whatever assets into the premises for hire, and the Company shall be entitled to prevent the Tenant from opening his / her business at the premises for hire and also / or and also / or bringing in whatever assets as stated, in the event that the said confirmation was not issued before and on the date mentioned hereinabove; also, the Tenant is under the obligation to hand over to the Company original copies of the premises Insurance s within 30 (thirty) days prior to the Insurance period commencing date, as stated therein;

G.
For avoidance of any and all doubts, it is clarified that non-issuance of the Insurance confirmations and Insurance Policies on the date stated under the provisions of Clause F hereinabove, shall not liberate the Tenant from any of his / her obligations under the provisions of the present Contract, including—and without derogating from the generalities hereinabove—any payment obligation applicable to the Tenant, and the Tenant undertakes to implement all his / her obligations under the provisions of the present Contract, even though he / she is prevented—because of non-issuance of the confirmations on due date—from performing any work and also / or receiving the holdings of the premises for hire and also / or bringing in assets to the premises and also / or opening his / her business in the premises;

H.
The Tenant is under the obligation to fulfill the Insurance Policies terms and conditions, to pay the Insurance premiums in full and on due dates and to care and ensure that the premises Insurance Policies shall be renewed from time to time as required, and remain valid throughout the entire tenancy;

I.
No later than 14 (fourteen) days following termination of the premises Insurances period, the Tenant shall be under the obligation to entrust the Company with the confirmation of Insurance purchase as stated under the provisions of Clause F hereinabove, to certify the validity thereof for an additional one (1) year; and the Tenant shall also entrust the Company with original copies of the premises Insurance, thus within 30 (thirty) days from the said Insurance renewal date. The Tenant shall be under the obligation to again entrust the Company with the Insurance purchase certificate and original copies of the premises Insurance Policies, on the nominal dates for each Insurance year and throughout this Contract validity period;

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J.
The Company is entitled to review the Insurance Certificates and also / or Insurance Policies handed over by the Tenant, as stated above, and the Tenant is under the obligation to perform any change or alteration required in order to conform them with the Tenant's obligations.

  The Tenant is under the obligation and declares that the Company's revisal entitlement concerning the Insurance Certificates and Policies and the right to check the Policies and order the above specified corrections do not impose any obligation nor responsibility on the Company and/ or whomever on its behalf, with regard to the said Insurance Certificates and Policies, the nature, scope or the lack thereof, and do not intend to lessen any obligation whatsoever as imposed on the Tenant under the provisions of the present Contract;

K.
The Tenant undertakes not to make and / or allow others to make any deed or failure in the premises and/ or the building, which might cause explosion and/ or conflagration and/ or anything that might bring about the increased insurance expenses applying to MATAM and/ or the Management Company and also / or the other tenants, on account of the building and the premises on hire thereof;

L.
Cancelled;

M.
Without derogating from the Tenant's obligations under the provisions of the present Contract and according to the Law, MATAM and/ or the Management Company shall purchase Insurance Policies as specified hereinafter, keeping them valid throughout the tenancy:

(1)
Insurance to cover Employers' Liability—to insure the obligations of MATAM and/ or the Management Company towards their workers, in conformance with the Civil Wrongs Ordinance (New Formulation), on account of any body injury to the employee while and pursuant to his work in the building and/ or the surrounding area thereof.

    The Policy shall include a Clause for "Cross Liability".

    In avoidance of any and all doubt, the Policy shall not insure the Tenant's liability for bodily injury and/ or property inside the premises and/ or in the rented area and/ or designated for hire in the building; also, it shall not insure liability for bodily injury and/ or property that were caused within the shared areas that were caused within the premises.;

  (2)
  Insurance to cover Third Party Liability—to insure the obligations of MATAM, the Management Company and the Tenant towards any Third Party whatsoever within the shared areas, for an amount to be established from time to time by MATAM or the Management Company, under their sole consideration.

    The Policy shall include a Clause for "Cross Liability".

    In avoidance of any and all doubt, the Policy shall not insure the Tenant's liability for bodily injury and/ or property inside the premises and/ or in the rented area and/ or designated for hire in the building; also, it shall not insure liability for bodily injury and/ or property that were caused within the shared areas that were caused within the premises.

    The Policy shall be extended to cover MATAM's obligations relating to anything connected with its being the building owner;

  (3)
  Property Insurance—to cover the building structure and any other asset belonging to MATAM and/ or the Management Company within the building area and the surroundings thereof, for any loss or damage due to risks of: fire, explosion, earthquake, storm and tempest, flood, water damages, impact by airplane, collision, strikes, riots, willful damage, burglary, broken glass, as well as any additional risk that the Company and/ or the Management consider necessary.

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    The said Insurance shall include a Clause concerning cession of right to waiving substitution towards the Center tenants due to damage they inadvertently caused themselves to the building structure.

    For the purpose of this Clause, the term "structure" shall include all the systems that constitute an integral part of the building, and explicitly it shall not include the premises contents and any extension, improvement or expansion that were performed in the rented premises by the tenants or on their behalf. Tenants undertake that there is nor shall there be any mortgage or seizure on the building subject- matter of the present Contract throughout the tenancy, and in the event of loss or damage, the insurance compensation to be paid by the Tenant's Insurance Company shall be designated and shall solely be used for renovating and/ or repairing the damages to the structure;

  (4)
  Insurance to cover loss of rent and management expenses that shall be caused to MATAM and/ or the Management Company, due to damage caused to the building hired or due to the rented building demolition on account of the risks specified under the provisions of Clause C(3) hereinabove for an indemnification period of 12 (twelve) months.

    In the instance of Insurance purchase as stated under the provisions of Clause C(4) hereinabove, and inasmuch as the Tenant persists to pay the management fees, the Tenant shall be exempt from paying the rent and management expenses in the said instances and throughout the period that the Insurance Company shall pay the rent and management expenses to MATAM.

    MATAM declares that it shall have no claim and/ or demand and/ or complaint versus the Tenant on account of the damage for which it is entitled to compensation according to the Insurances that were purchased under the provisions of Clauses M(3) and M(4) hereinabove, or would have been entitled to compensation in conformance thereto if it were not for the self- participation for excess Insurance, and MATAM hereby releases Tenant of any liability to the said damage;

N.
The following provisions shall be applicable to the Policies stated under Clause M above:

(1)
MATAM and/ or the Management Company shall be entitled from time to time to perform additional Insurances, all at their own sole discretion and under the condition that all through rental the Policies have remained in full validity;

(2)
The Policies shall be available to the Tenant's review at the Company's offices, upon early coordination. Tenant shall be entitled to purchase under his / her consideration and at his / her cost any other Insurance, whether complementary or supplementary to the said Policies—thus in the event that Tenant is not fully satisfied with the said Policies or he / she considers that they do not correspond to the building and/ or premises needs;

(3)
Tenant is under the obligation to strictly and fully implement all the Policies provisions, in order to preserve the rights of MATAM, the Management Company and all the other premises' tenants in the context of the Policy;

(4)
Tenant shall cooperate with MATAM and the Management Company in case of litigation with the Insurance Company, and he / she shall immediately provide any document, evidence, and such as may be required for filing a suit;

O.
Cancelled;

P.
In this Annex, the terms below shall have the following meanings:

(1)
Damage—its significance under the Civil Wrongs Ordinance, including indirect damage, involved damage, resultant damage, loss of income and damage to reputation;

(2)
MATAM—the Company, the Gav Yam Holdings Co. Ltd., the Haifa Economic Co. Ltd. And Shatam Haifa Ltd. The Company shall be the delegate of all the said factors under the present sub- Clause, in everything connected thereto, in this Annex.

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QuickLinks

  Exhibit 10.11
ANNEX A TECHNICAL SPECIFICATIONS—ZORAN—WRAPAROUND WORKS
ANNEX D QUADRILATERAL CONTRACT
ANNEX F CONTRACT
ANNEX H
ANNEX H-1
ANNEX J ANNEX MATAM INSURANCE